                                                                     EXHIBIT 4.2

                               INDENTURE OF TRUST

                                 by and between

                      FIRST-CITIZENS BANK & TRUST COMPANY,

                                   as Trustee

                                       and

                             IOWA FINANCE AUTHORITY

                            Dated as of March 1, 1995

                           Relating to the Issuance of
                      $3,000,000 TAX-EXEMPT ADJUSTABLE MODE
                      INDUSTRIAL DEVELOPMENT REVENUE BONDS
                         (DIXIE BEDDING COMPANY PROJECT)
                                   SERIES 1995

                                TABLE OF CONTENTS

                                                                          Page

                                    ARTICLE I

                                   DEFINITIONS

                                   ARTICLE II

                                    THE BONDS

Section 2.1. Authorized Amount of Bonds                                     17
Section 2.2. Issuance of Bonds                                              17
Section 2.3. Interest Rates on Bonds                                        18
Section 2.4. Conversion of Interest Rate Determination Method               23
Section 2.5. Issuance of a Credit Facility                                  26
Section 2.6. Tender of Bonds for Purchase                                   28
Section 2.7. Remarketing of Bonds                                           31
Section 2.8. Delivery of Purchased Bonds                                    33
Section 2.9. Execution; Limited Obligation                                  34
Section 2.10.Certificate of Authentication                                  35
Section 2.11.Form of Bonds                                                  35
Section 2.12.Delivery of Bonds                                              35
Section 2.13.Mutilated, Lost, Stolen or Destroyed Bonds                     37
Section 2.14.Exchangeability and Transfer of Bonds; Persons
               Treated as Owners                                            37
Section 2.15.Replacement Bonds                                              38
Section 2.16.Cancellation                                                   38
Section 2.17.Ratably Secured                                                39
Section 2.18.Redemption of Bonds; Partial Redemption of Bonds               39
Section 2.19.Notice of Redemption                                           43
Section 2.20.Book Entry System                                              43

                                   ARTICLE III

                                    SECURITY

Section 3.1. Security                                                       45
Section 3.2. Payment of Bonds and Performance of Covenants                  46
Section 3.3. Authority                                                      46
Section 3.4. No Litigation                                                  46
Section 3.5. Further Assurances                                             47
Section 3.6. No Other Encumbrances                                          47
Section 3.7. No Personal Liability                                          47
Section 3.8. Credit Facility                                                47


                                   ARTICLE IV

                                      FUNDS

Section 4.1. Establishment and Use of Bond Fund and Current Account         50
Section 4.2. Establishment and Use of Initial Fund                          52
Section 4.3. Establishment and Use of Surplus Fund                          52
Section 4.4. Establishment and Use of Bond Purchase Fund                    52
Section 4.5. Deposit of Bond Proceeds                                       53
Section 4.6. Records                                                        54
Section 4.7. Investment of Initial Fund, Surplus Fund, Bond Fund
               and Bond Purchase Fund Moneys                                54
Section 4.8. Arbitrage; Arbitrage Rebate Fund                               55
Section 4.9. Non-presentment of Bonds                                       56

                                    ARTICLE V

                                DISCHARGE OF LIEN

Section 5.1. Discharge of Lien and Security Interest                        56
Section 5.2. Provision for Payment of Bonds                                 57
Section 5.3. Discharge of this Indenture                                    58

                                   ARTICLE VI

                         DEFAULT PROVISIONS AND REMEDIES

Section 6.1. Events of Default                                              58
Section 6.2. Acceleration                                                   59
Section 6.3. Other Remedies; Rights of Holders                              60
Section 6.4. Right of Holders and Credit Issuer to Direct Proceedings       60
Section 6.5. Discontinuance of Default Proceedings                          61
Section 6.6. Waiver                                                         61
Section 6.7. Application of Moneys                                          62
Section 6.8. Rights of a Credit Issuer                                      63

                                   ARTICLE VII

                THE TRUSTEE; THE PAYING AGENT; THE TENDER AGENT;
                      THE REGISTRAR; THE REMARKETING AGENT

Section 7.1. Appointment of Trustee                                         63
Section 7.2. Compensation and Indemnification of Trustee,
               Paying Agent, Tender Agent and Registrar;
               Trustee's Prior Claim                                        66
Section 7.3. Intervention in Litigation                                     67
Section 7.4. Resignation                                                    67
Section 7.5. Removal of Trustee                                             68
Section 7.6. Paying Agent                                                   68
Section 7.7. Tender Agent                                                   69
Section 7.8. Qualifications of Paying Agent and Tender Agent;
               Resignation; Removal                                         70

Section 7.9. Instruments of Holders                                         71
Section 7.10.Power to Appoint Co-Trustees                                   71
Section 7.11.Filing of Financing Statements                                 73
Section 7.12.Remarketing Agent                                              74
Section 7.13.Qualifications of Remarketing Agent; Resignation; Removal      74
Section 7.14.Several Capacities                                             75
Section 7.15.Trustee Not Responsible for Duties of Remarketing Agent,
               Tender Agent, Registrar and Paying Agent                     75
Section 7.16.Cooperation of the Issuer                                      75
Section 7.17.Cooperation of the Trustee, the Tender Agent, the
               Registrar and the Paying Agent                               75

                                  ARTICLE VIII

                       AMENDMENTS, SUPPLEMENTAL INDENTURES

Section 8.1. Supplemental Indentures                                        75
Section 8.2. Amendments to Indenture; Consent of Holders, the Credit
               Issuer and the Company                                       77
Section 8.3. Amendments to the Agreement Not Requiring Consent of
               Holders                                                      78
Section 8.4. Amendments to the Agreement Requiring Consent of Holders
               and the Credit Issuer                                        78
Section 8.5. Amendments, Changes and Modifications to the
               Credit Facility                                              79
Section 8.6. Notice to and Consent of Holders                               79

                                   ARTICLE IX

                                  MISCELLANEOUS

Section 9.1. Right of Trustee to Pay Taxes and Other Charges                79
Section 9.2. Limitation of Rights                                           80
Section 9.3. Severability                                                   80
Section 9.4. Notices                                                        80
Section 9.5. Payments Due on Non-Business Days                              82
Section 9.6. Binding Effect                                                 82
Section 9.7. Captions                                                       82
Section 9.8. Governing Law                                                  82
Section 9.9. Limited Liability of Issuer                                    82
Section 9.10.Notices to Rating Agency                                       82
Section 9.11.Execution in Counterparts                                      83

Signatures                                                                  84
Acknowledgments                                                             85

EXHIBIT A Form of Bond
EXHIBIT B Form of Conversion Notice
EXHIBIT C Form of Notice of Credit Facility
EXHIBIT D Form of Notice of Credit Modification Date

                               INDENTURE OF TRUST

              THIS INDENTURE OF TRUST (the "Indenture") dated as of the 1st day of March, 1995, by and between the IOWA FINANCE AUTHORITY, a public instrumentality and agency of the State of Iowa organized and existing under Chapter 16 of the Code of Iowa (1995) (the "Issuer"), and FIRST-CITIZENS BANK & TRUST COMPANY, as trustee, and its successors in trust and assignees (the "Trustee").

                              W I T N E S S E T H:

              WHEREAS, the Issuer is authorized and empowered by the provisions of Chapter 16 of the Code of Iowa (1995), as amended (the "Act"), to issue and sell its revenue bonds for the purpose of financing in whole or in part the cost of a "project" (as defined in Section 16.102 of the Act) for the purpose of assisting economic development and the expansion of business, industry and farming in the State; and

              WHEREAS, the Act provides that the Issuer may issue and sell its revenue bonds for the purpose of acquiring, constructing, improving and equipping any such project payable solely out of the revenues derived from the project to be financed by the bonds so issued; and

              WHEREAS, pursuant to and in accordance with the provisions of the Act, by Resolution of its board, the Issuer has authorized and undertaken to issue its Tax-Exempt Adjustable Mode Industrial Development Revenue Bonds (Dixie Bedding Company Project) Series 1995 (the "Bonds") to provide funds to pay a portion of the costs of acquiring, constructing, improving and equipping a mattress manufacturing facility in Clear Lake, Iowa (the "Project") to be owned and operated by Dixie Bedding Company, a North Carolina corporation (the "Company"); and

              WHEREAS, the Issuer has undertaken to issue and sell the Bonds and to loan the proceeds from the sale of the Bonds so as to enable the Company to acquire, construct, improve and equip the Project, and Company has agreed to make payments required herein sufficient to pay the principal of and premium, if any, and interest on the Bonds and related expenses.

              NOW, THEREFORE, in consideration of the premises and of the covenants and undertakings herein expressed, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

              All terms defined in the Agreement and not defined herein shall have the meaning ascribed thereto in the Agreement. In addition to terms elsewhere defined in this Indenture, the following words and terms as used in this Indenture and the preambles hereto shall have the following meanings unless the context or use clearly indicates another or different meaning or intent and such definitions shall be equally applicable to both the singular and plural forms of the terms and words herein defined:

              "Act" means Chapter 16 of the Code of Iowa (1995), as amended from time to time.

              "Act of Bankruptcy" means any of the following events:

              (i) The Company (or any other Person obligated, as guarantor or otherwise, to make payments on the Bonds or under the Agreement or the Credit Agreement or an "insider" with respect to the Company within the meaning of Title 11 of the United States Code, as amended) or the Issuer shall (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or the like of the Company (or such other Person or "insider") or the Issuer or of all or any substantial part of its property, (b) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect), or (c) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts; or

              (ii) A proceeding or case shall be commenced, without the application or consent of the Company (or any other Person obligated, as guarantor or otherwise, to make payments on the Bonds or under the Agreement or the Credit Agreement or an "insider" with respect to the Company within the meaning of Title 11 of the United States Code, as amended) or the Issuer in any court of competent jurisdiction, seeking (a) the liquidation, reorganization, dissolution, winding-up, or composition or adjustment of debts, of the Company or the Issuer (or any such other Person or "insider"), (b) the appointment of a trustee, receiver, custodian, liquidator or the like of the Company or the Issuer (or any such other Person or "insider") or of all or any substantial part of its respective property, or (c) similar relief in respect of the Company or the Issuer (or any such other Person or "insider") under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts.

              "Agreement" means the Loan Agreement dated as of March 1, 1995 between the Issuer and the Company, and any amendments and supplements thereto.

              "Alternate Credit Facility" means any credit facility delivered in substitution for the Credit Facility delivered to, and accepted by, the Trustee pursuant to Section 3.8(e).

              "Alternate Medium-Term Index" means the rate of interest per annum determined by the Remarketing Agent to be equal to 105% of the then current yield on United States Treasury obligations that have a remaining term approximately equal to the remaining term of the applicable Medium-Term Rate Period; provided that, if interest on the Bonds is an item of tax preference in determining alternative minimum taxable income under the Code, the rate of interest per annum shall equal 105.40% of the then current yield on such United States Treasury obligations.

              "Alternate Monthly Index" means the index rate selected by the Remarketing Agent that is a composite of current bid-side yields of obligations that are comparable as to credit and of the same general nature as the Bonds (i) that provide for a monthly adjustment of the interest rate, (ii) that (A) must be purchased on demand of the owner thereof at any time upon notice of up to thirty (30) days or (B) are payable in full no later than thirty (30) days after the date of evaluation and (iii) the interest on which is excluded from gross income for federal income tax purposes; provided that, if such index rate shall not be established, the Alternate Monthly Index shall be the sum of (i) the product of (A) the interest rate for thirty-day taxable commercial paper (prime paper placed through dealers) announced for the first day of each Interest Period during a Monthly Rate Period (or, if such day is not a Business Day, the immediately preceding Business Day) by the Federal Reserve Bank of New York, converted to a coupon equivalent rate, multiplied by (B) 1 minus the lesser of
(1) the maximum federal income tax rate payable by corporations at the time on interest income and (2) the maximum federal income tax rate payable by individuals at the time on interest income, plus (ii) 2.50% or, if interest on the Bonds is an item of tax preference in determining alternative minimum taxable income under the Code, 2.90%.

              "Alternate Semiannual Index" means the index rate selected by the Remarketing Agent that is a composite of current bid-side yields of obligations that are comparable as to credit and of the same general nature as the Bonds (i) that provide for a semiannual adjustment of the interest rate, (ii) that (A) must be purchased on demand of the owner thereof at any time upon notice of up to six (6) months or (B) are payable in full no later than six (6) months after the date of evaluation and (iii) the interest on which is excluded from gross income for federal income tax purposes, provided that, if such index rate shall not be established the Alternate Semiannual Index shall be the sum of W the product of (A) the interest rate for ninety-day taxable commercial paper (prime paper placed through dealers) announced for the first day of each Interest Period during a Semiannual Rate Period (or, if such day is not a Business Day, the next succeeding Business Day) by the Federal Reserve Bank of New York converted to a coupon equivalent rate multiplied by (B) 1 minus the lesser of

(a) the maximum federal income tax rate payable by individuals at the time on interest income and (b) the maximum federal income tax rate payable by corporations at the time on interest income, plus (ii) 3.00% or, if interest on the Bonds is an item of tax preference in determining alternative minimum taxable income under the Code, 3.50%.

              "Alternate Weekly Index" means the index rate selected by the Remarketing Agent that is a composite of current bid-side yields of obligations that are comparable as to credit and of the same general nature as the Bonds (i) that provide for a weekly adjustment of the interest rate, (ii) that (A) must be purchased on the demand of the owner thereof at any time upon notice of up to seven (7) days or (B) are payable in full no later than seven (7) days after the date of evaluation and (iii) the interest on which is excluded from gross income for federal income tax purposes; provided that, if such index rate shall not be established, the Alternate Weekly Index shall be the sum of (i) the product of
(A) the interest rate for thirty-day taxable commercial paper (prime paper placed through dealers) announced for the first day of each Interest Period during a Weekly Rate Period (or, if such day is not a Business Day, the next succeeding Business Day) by the Federal Reserve Bank of New York, converted to a coupon equivalent rate multiplied by (B) 1 minus the lesser of (a) the maximum federal income tax rate payable by individuals at the time on interest income and (b) the maximum federal income tax rate payable by corporations at the time on interest income, plus (ii) 2.25% or, if interest on the Bonds is an item of tax preference in determining alternative minimum taxable income under the Code, 2.50%.

              "Authorized Denomination" means (a) during any ShortTerm Rate Period or any Medium-Term Rate Period, $100,000 and integral multiples thereof, and (b) during the Fixed Rate Period, $5,000 or any integral multiple thereof.

              "Authorized Representative" means any officer or other employee of the Company at the time designated to act on behalf of the Company by written certificate submitted to the Trustee and signed by the President or a Vice President of the Company and containing such officer's or employee's specimen signature.

              "Beneficial Owner" means the Person in whose name a Bond is recorded as beneficial owner of such Bond by the Securities Depository or a Participant or an Indirect Participant on the records of such Securities Depository, Participant or Indirect Participant, as the case may be, or such Person's subrogee.

              "Bond" or "Bonds" means the Bonds authorized under this Indenture.

              "Bond Counsel" means an attorney, or firm of attorneys, nationally recognized and experienced in legal work relating to the financing of facilities through the issuance of tax-exempt bonds.

              "Bond Fund" means the fund created by Section 4.1.

              "Bond Purchase Fund" means the fund created by Section 4.4.

              "Book Entry System" means a book entry system established and operated for the recordation of Beneficial Owners of the Bonds pursuant to
Section 2.20.

              "Business Day" means any day on which the offices of the Credit Issuer at which drawings on the Credit Facility are made (if a Credit Facility is in effect), the Trustee, the Paying Agent, the Tender Agent, the Registrar and the Remarketing Agent are each open for business and on which The New York Stock Exchange is not closed.

              "Ceiling Rate" means 15% per annum.

              "Code" means the Internal Revenue Code of 1986, as amended, and the rulings and regulations (including temporary and proposed regulations) promulgated thereunder or under the Internal Revenue Code of 1954, as amended.

              "Company" means Dixie Bedding Company, a North Carolina corporation, and its successors and assigns.

              "Company Agent" shall have the meaning set forth in Section 7.2.

              "Computation Date" means (a) the Business Day next preceding the first day of each Interest Period during which the Bonds bear interest at a Weekly Rate, (b) the last Business Day of the calendar month next preceding each Interest Period during which the Bonds bear interest at a Monthly Rate, (c) the Business Day next preceding the first day of each Interest Period during which the Bonds will bear interest at a Semiannual Rate and (d) a date that is not more than twenty (20) nor less than two (2) days prior to any Conversion Date relating to conversion to a Long-Term Rate.

              "Conversion Date" means (i) the Fixed Rate Conversion Date, (ii) each date on which the Interest Rate Determination Method then in effect is changed to another Interest Rate Determination Method, (iii) each date on which the interest rate borne by the Bonds is changed from the interest rate applicable during a Medium-Term Rate Period to the interest rate applicable during another Medium-Term Rate Period and (iv) each date on which the interest rate borne by the Bonds is changed from a Mney Market Rate to another Money Market Rate (or, with respect to notices, time periods and requirements in connection with the proceedings for such change, the day on which it is proposed that such change occur).

              "Conversion Notice" shall have the meaning set forth in Section 2.4(a).

              "Costs of the Project" shall have the meaning specified in the Agreement.

              "Counsel" means an attorney, or firm of attorneys, admitted to practice law before the highest court of any state in the United States of America or the District of Columbia, including any Bond Counsel.

              "Credit Agreement" means any agreement between the Company and a Credit Issuer relating to a Credit Facility, as such agreement may be amended or supplemented from time to time pursuant to its terms.

              "Credit Facility" means a letter of credit, insurance policy, surety bond or other instrument or device issued by a Credit Issuer on the Issue Date or pursuant to Section 2.5 in favor of the Trustee, for the account of the Company, which provides security for the payment of certain payments on or with respect to the Bonds as contemplated pursuant to Section 3.8 and upon acceptance by the Trustee of any Alternate Credit Facility, such Alternate Credit Facility.

              "Credit Issuance Date" means any date on which a Credit Facility is issued pursuant to Section 2.5.

              "Credit Issuance Notice" shall have the meaning set forth in
Section 2.5(a)(1).

              "Credit Issuer" means the issuer of any Credit Facility, its successors and their respective assigns; provided, however, that in connection with the acceptance of an Alternate Credit Facility that results in the occurrence of a mandatory Purchase Date, until the occurrence of such Mandatory Purchase Date, "Credit Issuer" shall mean the Credit Issuer immediately prior to acceptance of such Alternate Credit Facility.

              "Credit Modification Date" means the second Business Day next preceding the day on which a Credit Facility then in effect is to expire (unless extended) or is to be terminated prior to its stated expiration if:

              (a) the Bonds are then rated by a Rating Agency and (1) the Company fails to deliver to the Trustee, no more than sixty (60) nor less than forty (40) days prior to the second Business Day preceding such expiration or termination date, (A) notice that an Alternate Credit Facility will be delivered to the Trustee on or prior to the second Business Day preceding such expiration or termination date, and (B) a letter from any Rating Agency then rating the Bonds stating that such Rating Agency has reviewed the terms of such Alternate Credit Facility and the issuer thereof and that acceptance of the Alternate Credit Facility for the benefit of the Holders will not result in a lowering or elimination of the rating then assigned by such Rating Agency to the Bonds, (2) the Company delivers such notice and letter but prior to the date such Alternate Credit Facility is to be delivered such Rating Agency revokes such letter, or
(3) the Company delivers such notice and letter but such Alternate Credit Facility is not delivered to, and accepted by, the Trustee on or prior to the second Business Day preceding such expiration or termination date; or

              (b) the Bonds are not then rated and (1) the Company fails to deliver to the Trustee, not more than sixty (60) nor less than forty (40) days prior to such expiration or termination date, (A) notice that an Alternate Credit Facility will be delivered to the Trustee on or prior to the second Business Day preceding such expiration or termination date, and (B) written evidence that the issuer of such Alternate Credit Facility is a commercial bank or insurance company organized and doing business in the United States of America or a branch or agency of a foreign commercial bank located and doing business in the United States of America and subject to regulation by state or federal banking regulatory authorities and that has, as of the date sixty (60) days prior to such expiration or termination date (i) senior debt or long-term bank deposits rated by a Rating Agency with a rating at least equivalent to the senior debt or long-term bank deposits of the Credit Issuer of the Credit Facility then in effect or (ii) outstanding letters of credit, insurance policies, surety bonds or other similar instruments that, when supporting debt obligations, result in such debt obligations being rated by a Rating Agency with a rating at least the equivalent of the ratings assigned to debt obligations supported with letters of credit, insurance policies, surety bonds or other similar instruments or devices issued by such Credit Issuer on the date sixty
(60) days prior to such expiration or termination date or (2) the Company delivers such notice but such Alternate Credit Facility is not delivered to, and accepted by, the Trustee on or prior to the second Business Day preceding such expiration or termination date.

              "Current Account" means the account within the Bond Fund established pursuant to Section 4.1.

              "Determination of Taxability" means a determination that the interest accrued or paid on any of the Bonds is included in gross income of the Holders or former Holders for federal income tax purposes, which determination shall be deemed to have been made upon the occurrence of the first to occur of the following:

              (a) the day on which the Company is advised in writing by the Commissioner or any District Director of the Internal Revenue Service that the interest on the Bonds is included in the gross income of any Holder or former Holder thereof for federal income tax purposes;

              (b) the day on which the Company receives notice from the Trustee in writing that the Trustee has received (i) notice in writing by any Holder or former Holder that the Internal Revenue Service has issued a statutory notice of deficiency or similar notice to such Holder or former Holder that asserts in effect that the interest on the Bonds received by such Holder or former Holder is included in the gross income of such Holder or former Holder for federal income tax purposes, or (ii) an Opinion of Bond Counsel that concludes in effect that the interest on the Bonds is included in the gross income of any Holder or former Holder thereof for federal income tax purposes;

              (c) the day on which the Company is advised in writing by the Commissioner or any District Director of the Internal Revenue Service that there has been issued a public or private ruling of the Internal Revenue Service or a technical advice memorandum issued by the national office of the Internal Revenue Service that the interest on the Bonds is included in the gross income of any Holder or former Holder thereof for federal income tax purposes; or

              (d) the day on which the Company is advised in writing by Counsel that a final determination, from which no further right of appeal exists, has been made by a court of competent jurisdiction in the United States of America in a proceeding with respect to which the Company has been given written notice and an opportunity to participate and defend that the interest on the Bonds is included in the gross income of any Holder or former Holder thereof for federal income tax purposes;

provided, however, (i) no Determination of Taxability shall occur if the interest on any of the Bonds is included in the gross income of any Holder or former Holder for federal income tax purposes solely because such Bond was held by a Person who is a Substantial User or a Related Person, (ii) no Determination of Taxability shall occur because interest on the Bonds is an item of tax preference or is otherwise taken into account in determining alternative minimum taxable income under the Code and (iii) during any Weekly Rate Period, no Determination of Taxability shall occur under subparagraphs (a), (b) (i) and
(c) of this paragraph unless the Company has been afforded the opportunity to contest any such advisement, notice of deficiency, ruling or other conclusion and such contest by the Company, if made, has been finally determined (with no further right of appeal) adversely to the Company or until two years shall have elapsed since receipt of such advisement, notice, ruling or conclusion without any such final determination.

              "Eligible Funds" means moneys held by the Trustee or the Paying Agent under this Indenture which consist of any of the following:

              (i) any moneys if, in the written opinion of Counsel experienced in bankruptcy law matters (which opinion shall be delivered to the Trustee and the Rating Agency, if any, rating the Bonds at or prior to the time of the deposit of such moneys with the Trustee and such opinion shall be in a form satisfactory to the Rating Agency, if any, rating the Bonds), the deposit and use of such moneys will not constitute an avoidable preferential payment pursuant to Section 547 of the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq., or a post-petition transfer in the event the Issuer or the Company were to become a debtor under the United States Bankruptcy Code, and if a Rating Agency is rating the Bonds, such Rating Agency has confirmed to the Trustee in writing that its rating will not be withdrawn or reduced as a result of using such moneys;

              (ii) moneys other than those described in (iii) below, deposited in the Bond Fund or the Bond Purchase Fund or transferred into the Bond Fund from the Surplus Fund that have been held by the Trustee in any such fund for at least 123 (or, if any Person other than the Company is obligated as a guarantor on the Bonds or under the Agreement or the Credit Agreement, or if the source of such moneys is an "insider" with respect to the Company or the Issuer within the meaning of Title 11 of the United States Code, as amended,
              367) consecutive days prior to and during which no Act of Bankruptcy shall have occurred with respect to the Company or such other Person or "insider, " or to the Issuer, as applicable;

              (iii) moneys paid by the Credit Issuer to the Trustee under the Credit Facility; or

              (iv) moneys derived from the investment of money described in clauses (i), (ii) or (iii) above.

              "Event of Default" means any of the events specified in Section
6.1.

              "Financing Statements" means any and all financing statements (including continuation statements) or other instruments filed or recorded to protect the Security Interest created in this Indenture.

              "Fixed Rate" means the Fixed Rate established in accordance with
Section 2.3(g).

              "Fixed Rate Conversion Date" means the day on which the Interest Rate Determination method shall be converted to the Fixed Rate.

              "Fixed Rate Period" means the period from and including the Fixed Rate Conversion Date to and including the date of payment in full of the Bonds.

              "Government Obligations" means (a) direct obligations of the United States of America for the full and timely payment of which the full faith and credit of the United States of America is pledged, and (b) obligations issued by a Person controlled or supervised by and acting as an instrumentality of the United States of America, the full and timely payment of the principal of, premium, if any, and interest on which is fully guaranteed as a full faith and credit obligation of the United States of America (including any securities described in (a) or (b) issued or held in book-entry form on the books of the Department of the Treasury of the United States of America), which obligations, in either case, are not subject to redemption prior to maturity at less than par at the option of anyone other than the holder thereof.

              "Holder" means the Person who shall be the registered owner of any Bond.

              "Indenture" means this Indenture of Trust, as the same may be amended or supplemented from time to time as permitted hereby.

              "Indirect Participant" means a broker-dealer, bank or other financial institution for which the Securities Depository holds Bonds as a securities depository through a Participant.

              "Initial Fund" means the fund created pursuant to Section 4.2.

              "Interest Payment Date" means (i) during any Weekly Rate Period, Monthly Rate Period or Money Market Rate Period, each Quarterly Interest Payment Date, (ii) each Mandatory Purchase Date, and (iii) during any Semiannual Rate Period, any Medium-Term Rate Period or the Fixed Rate Period, each Semiannual Interest Payment Date.

              "Interest Period" means (a) with respect to the Bonds bearing interest at a Weekly Rate, the period from and including the Issue Date to and including the next Wednesday, the period from and including the Conversion Date on which the Interest Rate Determination Method is changed to the Weekly Rate to and including the next Wednesday and, in each case, each succeeding period from and including each Thursday to and including the following Wednesday, (b) with respect to the Bonds bearing interest at a Monthly Rate, the period from and including the Conversion Date on which the Interest Rate Determination Method is changed to the Monthly Rate to and including the last day of the calendar month in which such Conversion Date occurred and each succeeding period from and including the first day of each calendar month to and including the last day of such calendar month, and (c) with respect to any Bond bearing interest at a Semiannual Rate, the period from and including the Conversion Date on which the Interest Rate Determination Method is changed to the Semiannual Rate to and including the day immediately preceding the next Interest Payment Date and each succeeding period from and including each Interest Payment Date to and including the day immediately preceding the next Interest Payment Date.

              "Interest Rate Determination Method" means any of the methods of determining the interest rate on the Bonds described in Section 2.3.

              "Issue Date" means the date on which the Bonds are delivered to the purchaser or purchasers thereof upon original issuance.

              "Issuer" means the Iowa Finance -Authority, a public instrumentality and agency of the State of Iowa duly organized and existing under the laws of the State of Iowa, including the Act, or any successor to its rights and obligations under the Agreement and this Indenture.

              "Local Time" means eastern time (daylight or standard, as applicable).

              "Long-Term Rate" means either a Medium-Term Rate or the Fixed
Rate.

              "Long-Term Rate Period" means either a Medium-Term Rate Period or the Fixed Rate Period.

              "Mandatory Purchase Date" means (i) a Conversion Date, (ii) a Credit Modification Date, or (iii) a Credit Issuance Date.

              "Medium-Term Rate" means the interest rate on the Bonds established from time to time pursuant to Section 2.3(f).

              "Medium-Term Rate Period" means any period during which the Bonds bear interest at a Medium-Term Rate.

              "Money Market Percentage" means any percentage selected as such by the Remarketing Agent in accordance with Section 2.3(e).

              "Money Market Rate" means the product of (a) the Money Market Rate Index and (b) the Money Market Percentage.

              "Money Market Rate Index" means (a) the rate of interest publicly announced by the Remarketing Agent at its principal office from time to time as its "Prime Rate," or (b) any other index of money market instruments, including, but not limited to, the federal funds rate, certificate of deposit rates, the prime rate announced by any other commercial bank and the London Interbank Offered Rate, selected by the Remarketing Agent pursuant to Section 2.3(e) as specified in a written notice to the Trustee and the Company.

              "Money Market Rate Period" means any period of not less than forty
(40) days during which the Bonds bear interest at a Money Market Rate.

              "Monthly Rate" means the interest rate on the Bonds established from time to time pursuant to Section 2.3(c).

              "Monthly Rate Period" means any period during which the Bonds bear interest at a Monthly Rate.

              "Moody's" means Moody's Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and assigns and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Company with the approval of the Remarketing Agent, by notice to the Issuer and the Trustee.

              "Opinion of Bond Counsel" means any opinion of Bond Counsel required to be delivered pursuant to this Indenture with respect to the excludability of interest on the Bonds from gross income for federal income tax purposes. Each such opinion shall be addressed to the Trustee, the Remarketing Agent, the Company, the Issuer and the Paying Agent. No such opinion delivered pursuant hereto shall be deemed unsatisfactory when required as a condition to any provision hereunder because such opinion states that interest on the Bonds is an item of tax preference or is includable in determining alternative minimum taxable income under the Code.

              "Optional Tender Date" means (i) during any Weekly Rate Period, any Business Day selected by the Holder, (ii) during any Monthly Rate Period, the first Business Day of each Interest Period, and (iii) during any Semiannual Rate Period, each Interest Payment Date (or, if such Interest Payment Date is not a Business Day, the next succeeding Business Day).

              "Original Credit Facility" means the Credit Facility issued by the Credit Issuer to the Trustee on the Issue Date, and any extensions and renewals thereof.

              "Outstanding" means, when used with reference to the Bonds at any date as of which the amount of outstanding Bonds is to be determined, all Bonds that have been authenticated and delivered by the Trustee hereunder, except:

              (a) Bonds cancelled or delivered for cancellation at or prior to such date;

              (b) Bonds deemed to be paid in accordance with Section 5.2;

              (c) Bonds in lieu of which others have been authenticated under Sections 2.13, 2.14 and 2.15;

              (d) Untendered Bonds; and

              (e) For purposes of any consent, request, demand, authorization, direction, notice, waiver or other action to be taken by the Holders of a specified percentage of Outstanding Bonds hereunder, all Bonds held by or for the account of the Issuer or the Company; provided, however, that for purposes of any such consent, request, demand, authorization, direction, notice, waiver or action the Trustee shall be obligated to consider as not being outstanding only Bonds known by the Trustee by actual notice thereof to be so held.

              "Participant" means a broker-dealer, bank or other financial institution for which the Securities Depository holds Bonds as a securities depository.

              "Paying Agent" means Wachovia Bank of North Carolina, National Association, and its successors appointed and serving under this Indenture.

              "Permitted Investments" means any one or more of the following investments, if and to the extent the same are then legal investments under the applicable laws of the State for moneys proposed to be invested therein:

              (a) Bonds or other obligations of the United States;

              (b) Bonds or other obligations, the payment of the principal and interest of which is unconditionally guaranteed by the United States;

              (c) Direct obligations issued by the United States or obligations guaranteed in full as to principal and interest by the United States or Repurchase Agreements with a qualified depository bank fully collateralized by such obligations, maturing on or before the date when such funds will be required for disbursement;

              (d) Obligations of state and local government and municipal bond issuers, which are rated investment-grade by either S&P or Moody's or other non-rated obligations guaranteed or credit enhanced by a Person whose long-term debt or long-term deposits or other obligations are rated investment-grade by either S&P or Moody's;

              (e) Prime commercial paper;

              (f) Bankers, acceptances drawn on and accepted by commercial banks;

              (g) Interests in any money market fund or trust, the investments of which are restricted to obligations described in clauses (a), (b), (c), (d),
(e) or (f) of this definition; and

              (h) Such other obligations as may at any time hereafter be authorized by applicable law.

              "Person" means any natural person, firm, partnership, association, corporation or public body.

              "Placement Agent" means Wachovia Bank of Georgia, National Association.

              "Placement Agreement" means the Placement Agreement, dated March __ 1995 among the Issuer, the Company and the Placement Agent, relating to the initial placement of the Bonds.

              "Project" means the Project as defined in the Agreement.

              "Proposed Rate" means, with respect to any Monthly Rate or Semiannual Rate, the rate of interest, determined on the applicable Proposed Rate Computation Date, that the Remarketing Agent, having due regard for prevailing market conditions for revenue bonds or other securities of the same general nature as the Bonds or securities that are comparable as to credit and maturity (or comparable with respect to optional tender provisions) with the credit and maturity and optional tender provisions of the Bonds and taking into account interest rate trends, market trends, general economic conditions and such other factors as the Remarketing Agent deems appropriate (including the excludability of interest on such revenue bonds and other securities from gross income for federal income tax purposes), anticipates to be the interest rate necessary to place the Bonds on the effective date of such Monthly Rate or Semiannual Rate at a price of par (plus accrued interest, if any).

              "Proposed Rate Computation Date" means each date that is (a) six
(6) days prior to each Computation Date (or if such day is not a Business Day, the next preceding Business Day) with respect to any Monthly Rate Period, or (b) twenty (20) days prior to each Computation Date with respect to any Semiannual Rate Period (or if such day is not a Business Day, the next preceding Business
Day).

              "Purchase Price" means an amount equal to 100% of the principal amount of any Bond tendered or deemed tendered for purchase pursuant to Section 2.6, plus accrued and unpaid interest thereon to the date of purchase.

              "Quarterly Interest Payment Date" means each January 1, April 1, July 1 and October 1.

              "Rate" means any Short-Term Rate or any Long-Term Rate.

              "Rate Index" means any of the Alternate Medium-Term Index, the Alternate Monthly Index, the Alternate Semiannual Index, the Alternate Weekly Index or any combination of any thereof, as the context may require.

              "Rate Period" means any Weekly Rate Period, Monthly Rate Period, Semiannual Rate Period, Money Market Rate Period, Medium-Term Rate Period or Fixed Rate Period.

              "Rating Agency" means Moody's when the Bonds are rated by Moody's, and S&P when the Bonds are rated by S&P.

              "Record Date" means with respect to each Interest Payment Date (i) during any Short-Term Rate Period, the Trustee's close of business on the Business Day next preceding such Interest Payment Date, and (ii) during any Long-Term Rate Period, the Trustee's close of business on the fifteenth (15th) day of the calendar month next preceding the calendar month during which such Interest Payment Date occurs, regardless of whether such day is a Business Day.

              "Register" means the register of the record owners of Bonds maintained by the Registrar.

              "Registrar" means the Trustee.

              "Related Person" with reference to any Substantial User, means a "related person" within the meaning of Section 147(a)(2) of the Code.

              "Remarketing Agent" means Wachovia Bank of Georgia, National Association and its successors appointed and serving in such capacity under this Indenture.

              "Remarketing Agreement" means any agreement between the Company and a Remarketing Agent relating to the Bonds, as such agreement may be amended or supplemented from time to time pursuant to its terms.

              "Repayments" means all amounts required to be paid by the Company to the Issuer (and the Trustee, as the assignee of the Issuer) pursuant to
Section 5.2 of the Agreement.

              "Replacement Bonds" means Bonds issued pursuant to Section 2.15, which Bonds shall contain the terms and provisions specified herein as being applicable to the Bonds following a Mandatory Purchase Date and have excised therefrom the terms and provisions that are not so applicable and added thereto terms that have become applicable.

              "Reserved Rights" means the rights of the Issuer pursuant to Sections 5.2(b), 5.2(c), 8.1, 8.6, 8.7, 12.6 and 12.7 of the Agreement and the rights of the Issuer pursuant to other sections of the Agreement providing that notices, reports and other statements be given to the Issuer and that specified consents be obtained from the Issuer.

              "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., its successors and their assigns and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Company with the approval of the Remarketing Agent, by notice to the Issuer and the Trustee.

              "Securities Depository" means The Depository Trust Company and any substitute for or successor to such securities depository that shall maintain a Book Entry System with respect to the Bonds.

              "Securities Depository Nominee" means the Securities Depository or the nominee of such Securities Depository in whose name there shall be registered on the Register the Bonds to be delivered to such Securities Depository during the continuation with such Securities Depository of participation in its Book Entry System.

              "Security" means the revenues (including Repayments), funds, rights and interests specified in Section 3.1.

              "Security Interest" or "Security Interests" means the security interests created herein and shall have the meanings set forth in the U.C.C.

              "Semiannual Interest Payment Date" means each January 1 and July
1.

              "Semiannual Rate" means the interest rate on the Bonds established from time to time pursuant to Section 2.3(d).

              "Semiannual Rate Period" means any period during which the Bonds bear interest at a Semiannual Rate.

              "Short-Term Rate" means any of the Weekly Rate, the Monthly Rate, the Semiannual Rate or the Money Market Rate.

              "Short-Term Rate Period" means any period during which the Bonds bear interest at a Short-Term Rate.

              "State" means the State of Iowa.

              "Substantial User" means, with respect to any "facilities" (as the term "facilities" is used in Section 144(a) of the Code), a "substantial user" of such "facilities" within the meaning of Section 147(a) of the Code.

              "Surplus Bond Proceeds" means all moneys and any unliquidated investments remaining in the Initial Fund on the Completion Date and after payment in full of the Costs of the Project (except for costs not then due and payable for which the Trustee shall have retained amounts pursuant to the Agreement).

              "Surplus Fund" means the fund created pursuant to Section 4.3.

              "Tender Agent" means Wachovia Bank of North Carolina, National Association, and its successors appointed and serving in such capacity under this Indenture.

              "Tender Agent Agreement" means any certificate or agreement executed by a Tender Agent in connection with such Tender Agent's duties hereunder.

              "Trustee" means First-Citizens Bank & Trust Company, or any successor trustee appointed under this Indenture.

              "U.C.C." means the Uniform Commercial Code of the State as now in effect or hereafter amended.

              "Untendered Bond" means any Untendered Bond as defined in Section 2.6(f).

              "Weekly Rate" means the interest rate on the Bonds established pursuant to Section 2.3(b).

              "Weekly Rate Period" means any period during which the Bonds bear interest at a Weekly Rate.

                                   ARTICLE II

                                    THE BONDS

              Section 2.1. Authorized Amount of Bonds. No Bonds may be issued under the provisions of this Indenture except in accordance with this Article. The total principal amount of Bonds that may be issued and outstanding hereunder is expressly limited to $3,000,000, subject to the provisions of Sections 2.13,
2.14 and 2.15. The Bonds shall be designated "Iowa Finance Authority Tax-Exempt Adjustable Mode Industrial Development Revenue Bonds (Dixie Bedding Company Project) Series 1995." The form of Bond attached as Exhibit A to this Indenture shall be the form of Bond referred to herein.

              Section 2.2. Issuance of Bonds. The Bonds shall bear interest from the date thereof, until paid, at the rates set forth in Section 2.3 (computed on the basis of a 365-day year (366 days in a leap year) for the actual days elapsed during any Short-Term Rate Period other than a Money Market Rate Period or a Semiannual Rate Period, a 360-day year of twelve 30-day months during any Long-Term Rate Period or Semiannual Rate Period and a 360-day year for actual days elapsed during any Money Market Rate Period (calculated by multiplying the principal amount of Bonds by the interest rate, dividing that sum by 360, and multiplying that amount by the actual days elapsed)), and shall mature, unless sooner paid, on April 1, 2015 on which date all unpaid principal, redemption premium, if any, and interest on the Bonds shall be due and payable.

              The Bonds shall be issued as fully registered bonds without coupons in Authorized Denominations. The Bonds shall be numbered from R-1 upwards bearing numbers not then contemporaneously outstanding (in order of issuance) according to the records of the Registrar.

              The Bonds shall be dated the Issue Date. Interest on the Bonds shall be computed from the Interest Payment Date to which interest has been paid or duly provided for next preceding the date of authentication thereof, unless
(a) such date of authentication shall be prior to the first Interest Payment Date, in which case interest shall be computed from the Issue Date, or (b) such date of authentication shall be an Interest Payment Date to which interest on the Bonds has been paid in full or duly provided for, in which case interest shall be computed from such date of authentication; provided, however, that if interest on the Bonds shall be in default, Bonds issued in exchange for Bonds surrendered for registration of transfer or exchange shall bear interest from the last date to which interest has been paid or duly provided for on the Bonds or, if no interest has been paid or duly provided for on the Bonds, from the Issue Date.

              The principal of, redemption premium, if any, and the interest on the Bonds shall be payable in lawful currency of the United States. The principal of and redemption premium, if any, on the Bonds shall be payable at the principal office of the Paying Agent upon presentation and surrender of the Bonds. Payments of interest on the Bonds will be mailed to the persons in whose names the Bonds are registered on the Register at the close of business on the Record Date next preceding each Interest Payment Date; provided that, prior to the Fixed Rate Conversion Date, any Holder of a Bond or Bonds in an aggregate principal amount of not less than $250,000 may, by prior written instructions filed with the Paying Agent (which instructions shall remain in effect until revoked by subsequent written instructions), instruct that interest payments for any period prior to the Fixed Rate Conversion Date be made by wire transfer to an account in the continental United States or other means acceptable to the Paying Agent.

              Section 2.3. Interest Rates on Bonds.

              (a) Initial Rate - General. The Bonds shall bear interest as provided herein from their respective dates to and including the date of payment in full of the Bonds. Interest accrued on the Bonds shall be paid on each Interest Payment Date (or, if such day is not a Business Day, the next succeeding Business Day) commencing on the earlier of the first Mandatory Purchase Date or July 1, 1995 (or if such day is not a Business Day, the next succeeding Business Day). The interest rate on the Bonds will be determined as provided in this Section except that no rate shall exceed the lesser of (i) the Ceiling Rate or (ii) the maximum rate permitted by applicable law. The Bonds shall initially bear interest at a Weekly Rate from the Issue Date until the date on which the Interest Rate Determination Method is changed as described in
Section 2.4. Such Weekly Rate for the initial Interest Period shall be determined by the Placement Agent on the Issue Date in the manner set forth in
Section 2.3(b) with respect to subsequent Interest Periods. Thereafter, during any Weekly Rate Period, the Remarketing Agent will determine a Weekly Rate in accordance with Section 2.3(b). Notwithstanding anything herein to the contrary, each Interest Rate Determination Method in effect from time to time shall continue in effect until the date on which such Interest Rate Determination Method is changed as described in Section 2.4.

              (b) Weekly Rate. During any Weekly Rate Period the Bonds will bear interest at the Weekly Rate. During any Weekly Rate Period, the Remarketing Agent will determine the Weekly Rate for the applicable Interest Period by 4:00 p.m., Local Time, on the applicable Computation Date. Each Weekly Rate shall be the rate of interest that, if borne by the Bonds, would, in the judgment of the Remarketing Agent, having due regard for the prevailing financial market conditions for revenue bonds or other securities the interest on which is excluded from gross income for federal income tax purposes of the same general nature as the Bonds or securities the interest on which is excluded from gross income for federal income tax purposes that are comparable as to credit and maturity (or comparable with respect to optional tender provisions) with the credit and maturity or the optional tender provisions of the Bonds, be the interest rate necessary, but would not exceed the interest rate necessary, to enable the Remarketing Agent to place the Bonds at a price of par (plus accrued interest, if any) on the first Business Day of such Interest Period; provided, that, if for any reason the Weekly Rate for any Interest Period is not established as aforesaid by the Remarketing Agent, no Remarketing Agent shall be serving as such hereunder or the rate so established is held to be invalid or unenforceable with respect to any Interest Period, then the Weekly Rate for such Interest Period shall be 100% of the Alternate Weekly Index on the date such interest rate was (or would have been) determined as provided above. The Remarketing Agent (or if no Remarketing Agent is serving as such hereunder, the Trustee) shall notify the Company immediately by telephone if the Alternate Weekly Index is applicable, with written notice to follow promptly. In connection with any change in the Interest Rate Determination Method to a Weekly Rate pursuant to Section 2.4(a), the initial Weekly Rate shall be determined as provided above on the applicable Computation Date.

              (c) Monthly Rate. During any Monthly Rate Period the Bonds will bear interest at the Monthly Rate. During any Monthly Rate Period, the Remarketing Agent will determine the Proposed Rate for the applicable Interest Period by 2:00 p.m., Local Time, on the Proposed Rate Computation Date. Thereafter, the Remarketing Agent will determine a Monthly Rate by 4:00 p.m., Local Time, on the applicable Computation Date; provided, however, that such rate shall not be less than the Proposed Rate determined by the Remarketing Agent on the preceding Proposed Rate Computation Date. Each Monthly Rate shall be the rate of interest which, if borne by the Bonds, would, in the judgment of the Remarketing Agent, having due regard for the prevailing financial market conditions for revenue bonds or other securities the interest on which is excluded from gross income of the holders thereof for federal income tax purposes of the same general nature as the Bonds or securities the interest on which is excluded from gross income of the holders thereof for federal income tax purposes that are comparable as to credit and maturity (or comparable with respect to optional tender provisions) with the credit and maturity or the optional tender provisions of the Bonds, be the interest rate necessary, but (subject to the foregoing proviso concerning the Proposed Rate) would not exceed the interest rate necessary, to enable the Remarketing Agent to place the Bonds at a price of par (plus accrued interest, if any) on the first Business Day of such Interest Period; provided that, if for any reason the Monthly Rate or the Proposed Rate for any Interest Period is not established as aforesaid by the Remarketing Agent, no Remarketing Agent shall be serving as such hereunder or the rate so established is held to be invalid or unenforceable with respect to any Interest Period, then the Monthly Rate for such Interest Period shall be 100% of the Alternate Monthly Index on the date such interest rate was (or would have been) determined as provided above. The Remarketing Agent (or if no Remarketing Agent is serving as such hereunder, the Trustee) shall notify the Company immediately by telephone if the Alternate Monthly Index is applicable, with written notice to follow promptly. In connection with any change in the Interest Rate Determination Method to a Monthly Rate pursuant to Section 2.4(a), the Proposed Rate shall be determined as provided above on the applicable Proposed Rate Computation Date and the initial Monthly Rate shall be determined as provided above on the applicable Computation Date.

              (d) Semiannual Rate. During any Semiannual Rate Period the Bonds will bear interest at the Semiannual Rate. During any Semiannual Rate Period, the Remarketing Agent will determine the Proposed Rate for the next Interest Period by 2:00 p.m., Local Time on the Proposed Rate Computation Date. Thereafter, the Remarketing Agent will determine a Semiannual Rate for the next Interest Period by 4:00 p.m., Local Time, on the applicable Computation Date; provided, however, that such Semiannual Rate shall not be less than the Proposed Rate determined by the Remarketing Agent on the preceding Proposed Rate Computation Date. Each Semiannual Rate shall be the rate of interest which, if borne by the Bonds, would, in the judgment of the Remarketing Agent, having due regard for the prevailing financial market conditions for revenue bonds or other securities the interest on which is excluded from gross income of the holders thereof for federal income tax purposes of the same general nature as the Bonds or securities the interest on which is excluded from gross income of the holders thereof for federal income tax purposes that are comparable as to credit and maturity (or comparable with respect to optional tender provisions) with the credit and maturity or the optional tender provisions of the Bonds, be the interest rate necessary, but (subject to the foregoing proviso concerning the Proposed Rate) would not exceed the interest rate necessary, to enable the Remarketing Agent to place the Bonds at a price of par (plus accrued interest, if any) on the first Business Day of such Interest Period. If for any reason the Semiannual Rate or the Proposed Rate for any Interest Period is not established as aforesaid by the Remarketing Agent, no Remarketing Agent shall be serving as such hereunder or the rate so established is held to be invalid or unenforceable with respect to any Interest Period, then the Semiannual Rate for such Interest Period shall be 100% of the Alternate Semiannual Index on the date such interest rate was (or would have been) determined as provided above. The Remarketing Agent (or if no Remarketing Agent is serving as such hereunder, the Trustee) shall notify the Company immediately by telephone if the Alternate Semiannual Index is applicable, with written notice to follow promptly. In connection with any change in the Interest Rate Determination Method to a Semiannual Rate pursuant to Section 2.4(a), the Proposed Rate shall be determined as provided above on the applicable Proposed Rate Computation Date and the initial Semiannual Rate shall be determined as provided above on the applicable Computation Date.

              (e) Money Market Rate. During any Money Market Rate Period, the Bonds shall bear interest at the Money Market Rate. During any Money Market Rate Period, the Remarketing Agent will, in the exercise of its reasonable judgment, select the Money Market Rate Period, the Money Market Rate Index and Money Market Percentage not later than 12:30 p.m., Local Time, on the first day of such Money Market Rate Period. The Money Market Rate Index and the Money Market Percentage applicable to the Bonds shall be selected by the Remarketing Agent with the intention of yielding the lowest Money Market Rate that would be necessary for the Remarketing Agent to place all the Bonds at a price of par (plus accrued interest, if any) on the first day of any Money Market Rate Period on the first day of each Money Market Rate Period, the Remarketing Agent shall give written notice to the Trustee and the Company specifying (i) the Money Market Rate Index selected, (ii) the Money Market Percentage selected, and (iii) the frequency of change or adjustment in rates established pursuant to such Money Market Rate Index. If for any reason the Remarketing Agent fails to determine the Money Market Rate, no Remarketing Agent shall be serving as such hereunder or the rate so established is held to be invalid or unenforceable, then the Money Market Rate shall be the Weekly Rate established pursuant to
Section 2.3(b). The Remarketing Agent (or if no Remarketing Agent is serving as such hereunder, the Trustee) shall notify the Company immediately by telephone if the Weekly Rate is applicable, with written notice to follow promptly.

              (f) Medium-Term Rate. During any Medium-Term Rate Period, the Bonds shall bear interest at the Medium-Term Rate. The interest rate to be borne by the Bonds from the applicable Conversion Date to the last day of the applicable Medium-Term Rate Period shall be the rate determined by the Remarketing Agent on the applicable Computation Date to be the rate which, if borne by the Bonds would, in the judgment of the Remarketing Agent having due regard for prevailing market conditions for revenue bonds or other securities the interest on which is excluded from gross income for federal income tax purposes and that are comparable to the Bonds, be the interest rate necessary, but would not exceed the interest rate necessary, to enable the Remarketing Agent to place the Bonds at a price of par on the applicable Conversion Date. If for any reason the applicable rate is not established as aforesaid by the Remarketing Agent, no Remarketing Agent shall be serving as such hereunder or the rate so established is held to be invalid or unenforceable, the interest rate to be borne by the Bonds from the applicable Conversion Date to the last day of the applicable Medium-Term Rate Period shall be equal to 100% of the Alternate Medium-Term Index as of the applicable Computation Date. The Remarketing Agent (or if no Remarketing Agent is serving as such hereunder, the Trustee) shall notify the Company immediately by telephone if the Alternate Medium-Term Index is applicable, with written notice to follow promptly.

              On the Computation Date with respect to a Medium-Term Rate, the Remarketing Agent shall determine the Medium-Term Rate Period. Each Medium-Term Rate Period shall be at least 271 days and shall end no later than the date of maturity of the Bonds or on a day immediately preceding a Business Day. If the Remarketing Agent fails to determine the Medium-Term Rate Period, no Remarketing Agent shall be serving as such hereunder or the Medium-Term Rate Period so established shall be held to be invalid or unenforceable, the Medium-Term Rate Period shall be (i) if the Interest Rate

Determination Method in effect immediately prior to such Conversion Date was a Medium-Term Rate, the shorter of (a) the period equal to the Medium-Term Rate Period for such Medium-Term Rate (provided, however, that if the last day of such period would not be a day immediately preceding a Business Day, such period shall be extended to the next succeeding day that is a day immediately preceding a Business Day) and (b) the remaining maturity of the Bonds, or (ii) if the Interest Rate Determination Method in effect immediately prior to such Conversion Date was not a Medium-Term Rate, the shorter of (a) the period ending on the first date that is a day immediately preceding a Business Day and is at least 271 days after the Conversion Date and (b) the remaining maturity of the Bonds.

              If requested in the Conversion Notice by the Company, the Remarketing Agent may also determine on the Computation Date redemption premiums, different from those set forth in Section 2.18, for optional redemption of the Bonds during the Medium-Term Rate Period. These redemption premiums shall be consistent with the prevailing market conditions, in the reasonable judgment of the Remarketing Agent. The Remarketing Agent shall not, however, establish redemption premiums different from those set forth in Section
2.18 unless an Opinion of Bond Counsel shall be furnished to the effect that such action will not adversely affect the exclusion from gross income of interest on the Bonds for federal income tax purposes.

              (g) Fixed Rate. The Bonds shall bear interest at the Fixed Rate during the Fixed Rate Period. The interest rate to be borne by the Bonds from the Fixed Rate Conversion Date to the date of payment in full of the Bonds shall be the rate determined by the Remarketing Agent on the applicable Computation Date to be the rate which, if borne by the Bonds would, in the judgment of the Remarketing Agent having due regard for the prevailing market conditions for revenue bonds or other securities the interest on which is excluded from gross income for federal income tax purposes and that are comparable to the Bonds, be the interest rate necessary, but would not exceed the interest rate necessary, to enable the Remarketing Agent to place the Bonds at a price of par on the Fixed Rate Conversion Date. If for any reason the Fixed Rate is not established as aforesaid by the Remarketing Agent or no Remarketing Agent shall be serving as such hereunder, then the provisions of the last paragraph of Section 2.4(e) shall apply; if the Fixed Rate established by the Remarketing Agent is held to be invalid or unenforceable, the interest rate to be borne by the Bonds from the Fixed Rate Conversion Date to the date of payment in full of the Bonds shall be determined by the Remarketing Agent based on the criteria in the preceding sentence and avoiding the cause of invalidity or unenforceability.

              If requested in the Conversion Notice by the Company, the Remarketing Agent may also determine on the Computation Date redemption premiums, different from those set forth in Section 2.18, for optional redemption of the Bonds during the Fixed Rate Period. These redemption premiums shall be consistent with the prevailing market conditions, in the reasonable judgment of the

Remarketing Agent. The Remarketing Agent shall not, however, establish redemption premiums different from those set forth in Section 2.18 unless an Opinion of Bond Counsel shall be furnished to the effect that such action will not adversely affect the exclusion from gross income of interest on the Bonds for federal income tax purposes.

              (h) Notice of Rates. Promptly following the determination of any Rate or any Proposed Rate, the Remarketing Agent shall give notice thereof to the Trustee and the Paying Agent. Promptly upon receipt from the Remarketing Agent of any Semiannual Rate, Medium-Term Rate or Fixed Rate, the Paying Agent shall give each Holder notice of the new Rate. The Company and any Holder or Beneficial Owner may obtain any Proposed Rate on or after the applicable Proposed Rate Computation Date and may obtain any Rate on or after the applicable Computation Date upon request to the Remarketing Agent.

              (i) Absence of Remarketing Agent. If no Remarketing Agent shall be serving hereunder, the determination of the Alternate Weekly Index, the Alternate Monthly Index, the Alternate Semiannual Index, the Money Market Rate Index, the Money Market Percentage and the Alternate Medium-Term Index shall be made by the Trustee.

              (j) Determination of Rate Conclusive. The determination of any Rate and Proposed Rate by the Remarketing Agent (or the Trustee), shall be conclusive and binding upon the Issuer, the Company, the Trustee, the Paying Agent, the Tender Agent, the Remarketing Agent and the Holders or Beneficial Owners.

              (k) No Liability. In determining the interest rate that the Bonds shall bear as provided in this Section, neither the Remarketing Agent nor the Trustee shall have any liability to the Issuer, the Company, the Trustee, the Tender Agent, the Paying Agent, the Registrar, the Credit Issuer or any Holder or Beneficial Owners except for its gross negligence or willful misconduct.

              (l) Opinion of Bond Counsel. If at any time, the interest rate on the Bonds shall be determined by the application of the Alternate Weekly Index, Alternate Monthly Index, Alternate Semiannual Index or Alternate Medium-Term Index, the Company shall use its best efforts to cause to be delivered to the Trustee an opinion of Bond Counsel to the effect that the determination of the interest rate on the Bonds by the application of any such index shall not adversely affect the exclusion of interest on the Bonds from gross income of Holders or former Holders for federal income tax purposes. If the Trustee does not receive such Opinion of Bond Counsel within ten (10) days after the date on which the interest rate on the Bonds is first determined by application of such index, the Trustee shall promptly give notice to the Issuer, the Credit Issuer, the Company, the Remarketing Agent, the Tender Agent and the Paying Agent of such failure.

              Section 2.4. Conversion of Interest Rate Determination Method.

              (a) Conversion Notice. The Interest Rate Determination Method may be changed from any Short-Term Rate or a Medium-Term Rate to any other Interest Rate Determination Method or from a Medium-Term Rate to a new Medium-Term Rate or a Money Market Rate to a new Money Market Rate on any Conversion Date by the Company giving written notice of such change (a "Conversion Notice") to the Remarketing Agent and the Trustee with a copy to the Issuer, the Tender Agent, the Paying Agent, the Rating Agency, if any, rating the Bonds and the Credit Issuer (if any). The Conversion Notice must be received by the Remarketing Agent and the Trustee at least forty (40) days prior to the proposed Conversion Date.

              Each Conversion Notice shall state (i) that the Company elects to change the Interest Rate Determination Method to a new Interest Rate Determination Method, or from the interest rate applicable during a Medium-Term Rate Period to a new interest rate during a new Medium-Term Rate Period, or from a Money Market Rate to a new Money Market Rate, (ii) the proposed Conversion Date, (iii) the Interest Rate Determination Method to be in effect from and after such Conversion Date, (iv) whether a Credit Facility is to be in effect from and after such Conversion Date, and, if so, the terms of such Credit Facility, and (v) if a Long-Term Rate is to be in effect from and after such Conversion Date, and if redemption premiums different from those set forth in
Section 2.18 are to be applicable as described in Sections 2.3(f) and 2.3(g), the redemption premiums to be applicable during such Long-Term Rate Period.

              (b) Opinions With Respect to Conversions. Each Conversion Notice given to the Remarketing Agent and the Trustee shall be accompanied by an opinion of Bond Counsel to the effect that the change in the Interest Rate Determination Method or the change from a Medium-Term Rate to a new Medium-Term Rate or from a Money Market Rate to a new Money Market Rate will not cause the interest on the Bonds to be included in the gross income of the recipients thereof for federal income tax purposes and that such change is permitted under this Indenture.

              The Company shall deliver to the Remarketing Agent and the Trustee, by 10:00 a.m., Local Time, on each Conversion Date a supplemental opinion of Bond Counsel to the effect that the change in the Interest Rate Determination Method or from a Medium-Term Rate to a new Medium-Term Rate or from a Money Market Rate to a new Money Market Rate is permitted under this Indenture and, under the laws existing on such Conversion Date, the change will not cause the interest on the Bonds to be included in the gross income of the recipients thereof for federal income tax purposes.

              (c) Conversion Date. if the Interest Rate Determination Method in effect prior to a Conversion Date is:

              (1) a Weekly Rate or a Monthly Rate, the Conversion Date must be the first Business Day of an Interest Period;

              (2) a Semiannual Rate, the Conversion Date must be a Semiannual Interest Payment Date (or, if such day is not a Business Day, the next succeeding Business Day);

              (3) a Money Market Rate with respect to which the applicable Money Market Rate Index is based on money market instruments not having a fixed maturity and the interest rate on which may change at any time, the Conversion Date must be a Business Day;

              (4) a Money Market Rate with respect to which the applicable Money Market Rate Index is based on money market instruments with a fixed maturity or the interest on which may be changed only on a fixed reset date, the Conversion Date must be such maturity or reset date; or

              (5) a Medium-Term Rate, the Conversion Date must be the day next succeeding the last day of the Medium-Term Rate Period.

              (d) Notice of Conversions to Holders. The Trustee shall give written notice to the Holders of a Conversion Date, which notice shall be in substantially the form attached to this Indenture as Exhibit B, appropriately completed, and shall be sent by first-class mail, postage prepaid, at least thirty (30) days prior to the Conversion Date.

              (e) Failure or Revocation of Conversion. If (i) the Company fails to deliver to the Trustee and the Remarketing Agent by 10:00 a.m., Local Time, on the Conversion Date any supplemental Opinion of Bond Counsel required by subsection (b) of this Section, or (ii) an Event of Default shall have occurred and be continuing hereunder, the Interest Rate Determination Method for the Bonds shall not be changed on the Conversion Date and the Trustee shall immediately notify by telephone the Credit Issuer, if any, the Remarketing Agent, the Issuer, the Paying Agent and the Tender Agent that the Interest Rate Determination Method for the Bonds shall not be changed on the Conversion Date.

              Notwithstanding any other provision in this Indenture to the contrary, no conversion of the Interest Rate Determination Method to the Fixed Rate shall occur if the Company, not later than 10:00 a.m., Local Time, on the Business Day immediately preceding the applicable Computation Date, directs the Remarketing Agent not to change the Interest Rate Determination Method to the Fixed Rate by written notice, with a copy to the Trustee, the Issuer, the Paying Agent, the Tender Agent, the Remarketing Agent and the Credit Issuer, if any.

              If a proposed conversion of the Interest Rate Determination Method is cancelled pursuant to the provisions of the two preceding paragraphs, all Bonds shall nevertheless be deemed to have been tendered for purchase on the Conversion Date and shall be purchased on the Conversion Date. The Bonds shall continue to bear interest in accordance with the Interest Rate Determination Method in effect prior to the Conversion Date and, in the case of a proposed change from a Medium-Term Rate or a Money Market Rate, for a Medium-Term Rate Period or Money Market Rate Period ending on the first day that is a day immediately preceding a Business Day and that occurs on or after the day that is the same number of days after the proposed Conversion Date as the number of days in the immediately preceding Medium-Term Rate Period or Money Market Rate Period, as the case may be (but in no event later than the maturity of the Bonds); provided, however, that (i) the rate of interest that the Bonds will bear shall be determined on the Conversion Date and (ii) if the Interest Rate Determination Method in effect prior to the Conversion Date is an Interest Rate Determination Method that requires the Remarketing Agent to set a Proposed Rate, for purposes of this Section 2.4(e), the provisions of this Indenture requiring the setting of such Proposed Rate shall not be applicable.

              (f) Failure to Mail Certain Notices. Failure to mail the notice described in subsection (d), or any defect therein, shall not affect the validity of any interest rate or change in the Interest Rate Determination Method on any of the Bonds or the requirement that the Bonds shall be tendered pursuant to Section 2.6(e) or extend the period for tendering any of the Bonds for purchase, and the Trustee shall not be liable to any Holder by reason of its failure to mail such notice or any defect therein.

              Section 2.5. Issuance of Credit Facility.

              (a) Issuance by a Credit Issuer. During any Short-Term Rate Period or Medium-Term Rate Period during which no Credit Facility is in effect, the Company may, with the consent of the Remarketing Agent, arrange for issuance by a Credit Issuer of a Credit Facility, on the terms and subject to the conditions hereof and upon delivery by the Company to the Trustee, the Remarketing Agent, the Paying Agent and the Issuer:

              (1) of a notice (the "Credit Issuance Notice") on the first Business Day of any calendar month during any Short-Term Rate Period or Medium-Term Rate Period, stating that the Company has, with the consent of the Remarketing Agent, arranged for the issuance of a Credit Facility and specifying the proposed Credit Issuance Date accompanied by an Opinion of Bond Counsel to the effect that the issuance of such Credit Facility will not cause interest on the Bonds to be included in gross income of the recipients thereof for federal income tax purposes and that such issuance is permitted under this Indenture; and

              (2) by 10:00 a.m., Local Time, on the applicable Credit Issuance Date, of (i) a supplemental Opinion of Bond Counsel stating that under the laws existing on the Credit Issuance Date the issuance of the Credit Facility will not cause the interest on the Bonds to be included in gross income of the recipients thereof for federal income tax purposes, (ii) an opinion of Counsel for the Credit Issuer, addressed to the

       Issuer, the Trustee, the Rating Agency, if any, rating the Bonds, the Remarketing Agent and the Paying Agent, to the effect (a) that the Credit Facility has been duly executed and delivered by the Credit Issuer and is also the legal, valid and binding obligation of the Credit Issuer or, if the Credit Facility is issued by a branch or agency of a foreign commercial bank, to the effect that the Credit Facility is the legal, valid and binding obligation of such branch or agency, and (b) that the issuance of the Credit Facility will not cause the Bonds or the Credit Facility to be subject to the registration requirements of the Securities Act of 1933, as amended, and (iii) an opinion of Counsel addressed to the Trustee, the Issuer, the Rating Agency, if any, rating the Bonds, the Remarketing Agent and the Paying Agent to the effect that payments of principal, premium, if any, or Purchase Price of or interest on the Bonds from the proceeds of a drawing on such Credit Facility will not constitute avoidable preferential payments pursuant to the provisions of
       Section 547 of the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq. In addition, if the Credit Facility is issued by a branch or agency of a foreign commercial bank, there shall also be delivered an opinion of Counsel, licensed to practice law in the jurisdiction in which the main office of such bank is located, to the effect that such Credit Facility has been duly executed and delivered and is the legal, valid and binding obligation of such Credit Issuer.

              (b) Credit Issuance Date. The Credit Issuance Date must be (i) with respect to a Weekly Rate Period, Monthly Rate Period or Semiannual Rate Period, an Optional Tender Date or (ii) with respect to any Money Market Rate Period or Medium-Term Rate Period, a Conversion Date, in either case that occurs in the second calendar month following the calendar month during which the Trustee receives the Credit Issuance Notice.

              (c) Notice of Credit Facility to Holders. Upon receipt of a Credit Issuance Notice from the Company meeting the requirements set forth in subsection (a) hereof, the Trustee shall give notice by first-class mail, postage prepaid, to the Holders at least thirty (30) days prior to the proposed Credit Issuance Date which notice shall be in substantially the form of Exhibit C hereto, appropriately completed.

              (d) Nonacceptance of Credit Facility. If the Company fails to deliver to the Trustee, the Paying Agent and the Remarketing Agent by 10:00 a.m., Local Time, on the Credit Issuance Date (i) the opinions of Bond Counsel and other Counsel required by subsection (a)(2) of this Section or (ii) evidence that the anticipated ratings specified in the Trustee's notice to Holders pursuant to subsection (c) of this Section have been received, the Trustee and the Paying Agent shall not accept the Credit Facility, but all Bonds shall be deemed to have been tendered for purchase on the proposed Credit Issuance Date and shall be purchased on such date. The Trustee shall immediately notify by telephone the Issuer and the Company if the Credit Facility is not accepted on the proposed Credit Issuance Date.

              (e) Failure to Mail Notice. Failure to mail the notice described in subsection (c), or any defect therein, shall not affect the issuance of the Credit Facility or extend the period for tendering any of the Bonds for purchase, and the Trustee shall not be liable to any Holder by reason of its failure to mail such notice or any defect therein.

              Section 2.6. Tender of Bonds for Purchase.

              (a) Optional Tender During Weekly Rate Period or Monthly Rate Period. During any Weekly Rate Period or Monthly Rate Period, the Holders of the Bonds shall have the right to tender any such Bond (or portion thereof in an Authorized Denomination, provided that any Bond or portion thereof remaining is also in an Authorized Denomination), for purchase on any Optional Tender Date, but only upon:

              (1) delivery to the Remarketing Agent at its principal office, not later than 4:00 p.m., Local Time, on the seventh (7th) day (or on the immediately preceding Business Day, if such seventh (7th) day is not a Business Day) next preceding such Optional Tender Date, of an irrevocable written, telephonic (followed, if requested by the Remarketing Agent, by written or facsimile confirmation delivered to the Remarketing Agent no later than the close of business on the next succeeding Business Day), facsimile or telegraphic notice (with a written or facsimile copy to the Tender Agent) stating (i) that such Holder will tender for purchase all or any portion of his/her Bonds in an Authorized Denomination and the amount of Bonds to be tendered and (ii) the Optional Tender Date on which such Bonds will be tendered; and

              (2) delivery of such Bond (with an appropriate instrument of transfer duly executed in blank) to the Tender Agent at its principal office at or prior to 10:00 a.m., Local Time, on such Optional Tender Date; provided, however, that no Bond shall be purchased unless such Bond as delivered to the Tender Agent shall conform in all respects to the description thereof in the aforesaid notice.

              (b) Optional Tender During Semiannual Rate Period. During any Semiannual Rate Period, the Holders of the Bonds shall have the right to tender any such Bond (or portion thereof in an Authorized Denomination, provided that any Bond or portion thereof remaining is also in an Authorized Denomination) for purchase on any Optional Tender Date, but only upon:

              (1) delivery to the Remarketing Agent at its principal office, not later than 4:00 p.m., Local Time, on the twentieth (20th) day (or on the immediately preceding Business Day if such twentieth day is not a Business Day) next preceding such Optional Tender Date of an irrevocable written, telephonic

       (followed, if requested by the Remarketing Agent, by written or facsimile confirmation delivered to the Remarketing Agent no later than the close of business on the next succeeding Business Day), facsimile or telegraphic notice (with a written or facsimile copy to the Tender Agent) stating (i) that such Holder will tender for purchase all or any portion of his/her Bonds in an Authorized Denomination and the amount of Bonds to be tendered and (ii) the Optional Tender Date on which such Bonds will be tendered; and

              (2) the delivery of such Bond (with an appropriate instrument of transfer duly executed in blank) to the Tender Agent at its principal office at or prior to 10:00 a.m., Local Time, on such Optional Tender Date; provided, however, that no Bond (or portion thereof) shall be purchased unless such Bond as delivered to the Tender Agent shall conform in all respects to the description thereof in the aforesaid notice.

              (c) Election to Tender Irrevocable. Any election of a Holder to tender Bonds for purchase on an Optional Tender Date in accordance with subsection (a) or (b) above shall be irrevocable and shall be binding on the Holder making such election and on any transferee of such Holder.

              (d) Notices. The Remarketing Agent shall give the Tender Agent prompt notice by telephone of receipt of (i) any tender notice received by it in accordance with paragraph (1) of subsection (a) or (b) above, or (ii) any Credit Issuance Notice received by it from the Company in accordance with Section 2.5(a). Upon the receipt of any such notice, the Tender Agent shall promptly notify the Trustee, the Paying Agent and, except in the case of a notice described in (ii) above, the Credit Issuer, if any, by telephone.

              During any Semiannual Rate Period, the Tender Agent shall give notice by first-class mail, postage prepaid, to Holders not more than thirty
(30) or less than twenty (20) days prior to each Optional Tender Date, which notice shall state in substance (i) the next Optional Tender Date, (ii) the next Proposed Rate Computation Date related thereto, (iii) that the Proposed Rate may be obtained at the principal office of the Remarketing Agent on or after the Proposed Rate Computation Date, and (iv) that the Bonds are subject to tender at the option of the Holder thereof in the manner set forth in subsection (b) of this Section.

              (e) Mandatory Purchase on Conversion Date or on Credit Modification Date or on Credit Issuance Date. The Bonds shall be subject to mandatory tender for purchase on any Conversion Date, on any Credit Modification Date and on any Credit Issuance Date at the Purchase Price thereof. Notwithstanding the preceding sentence, there shall be no purchase pursuant to this subsection of Bonds to be redeemed on the Mandatory Purchase Date, and Bonds issued in exchange for or upon the registration of transfer of Bonds to be redeemed on the Mandatory Purchase Date. Holders of Bonds shall tender such Bonds to the Tender Agent by 10:00 a.m., Local Time, on each Mandatory Purchase Date.

              (f) Bonds Deemed Tendered. If (1) with respect to a Mandatory Purchase Date, a Holder fails to deliver such Bond to the Tender Agent on or before the Mandatory Purchase Date, or (2) with respect to an Optional Tender Date, a Holder gives notice pursuant to Section 2.6(a) or (b) to the Remarketing Agent and thereafter fails to deliver such Bonds (or portion thereof) to the Tender Agent, as required, then such Bond (or portion thereof), that is not delivered to the Tender Agent, shall be deemed to have been properly tendered (such Bond being hereinafter referred to as an "Untendered Bond") and, to the extent that there shall be on deposit with the Paying Agent on the date purchase thereof is required as provided herein an amount sufficient to pay the Purchase Price thereof, such Untendered Bond shall cease to constitute or represent a right to payment of principal or interest thereon and shall constitute and represent only the right to the payment of the Purchase Price payable on such date. The preceding sentence shall not limit the entitlement of any Holder on any Record Date to receipt of interest due on such Mandatory Purchase Date or Optional Tender Date, as the case may be.

              (g) Source of Funds for Purchase of Bonds. On each Optional Tender Date and each Mandatory Purchase Date there shall be purchased (but solely from funds set forth below) the Bonds (or portions thereof), tendered (or deemed tendered) to the Tender Agent for purchase in accordance with this section at the applicable Purchase Price. Funds for the payment of the Purchase Price for such Bonds (or portions thereof), shall be paid by the Paying Agent solely from the following sources and in the following order of priority:

              (1) moneys from the Bond Purchase Fund constituting Eligible Funds, if any, under clauses (i) or (ii) of the definition of Eligible Funds that have been transferred to the Paying Agent pursuant to Section 4.4;

              (2) proceeds of the remarketing of such Bonds (or portions thereof) pursuant to Section 2.7 that have been transferred to the Paying Agent pursuant to said Section;

              (3) if a Credit Facility is th6n in effect, moneys drawn under such Credit Facility pursuant to Section 3.8(a)(ii); and

              (4) any other moneys furnished by or on behalf of the Company for purchase of Bonds.

       Bonds (or portions thereof) purchased as provided above shall be delivered as provided in Section 2.8.

              (h) No Purchases During Certain Defaults. The Holders shall not have the right or be required, as the case may be, to tender any Bond (or portion thereof) for purchase on an Optional Tender Date or Mandatory Purchase Date if on such date a Credit

Facility is in effect and an Event of Default under Section 6.1 shall have occurred and be continuing and as a result, the Trustee has declared the principal and premium, if any, of the Bonds and the interest accrued thereon to be immediately due and payable.

              (i) Notice of Mandatory Purchase Date. Not less than thirty (30) days prior to each Mandatory Purchase Date occurring as a result of a Credit Modification Date, the Trustee shall give written notice of such Mandatory Purchase Date to the Remarketing Agent, the Tender Agent, the Paying Agent and, by first-class mail, postage prepaid, the Holders, which notice shall be in substantially the form of Exhibit D hereto, appropriately completed. Failure to mail such notice or any defect therein shall not affect the rights or obligations of Holders and the Trustee shall not be liable to any Holder byreason of its failure to mail such notice or any defect therein. With respect to a Mandatory Purchase Date that is a Conversion Date, the Trustee shall provide notice to the Holders as set forth in Section 2.4(d). With respect to a Mandatory Purchase Date that is a Credit Issuance Date, the Trustee shall provide notice to the Holders as set forth in Section 2.5(c).

              (j) Purchase Notice. If the Bonds are held in a Book Entry System, a purchase notice pursuant to Section 2.6(a)(1) may be delivered by a Beneficial Owner. Such purchase notice must be delivered as set forth in Section 2.6(a)(1) and must state that such Beneficial Owner will cause its beneficial interest (or portion thereof in an Authorized Denomination) to be tendered, the amount of such interest to be tendered, the Optional Tender Date on which such interest will be tendered and the identity of the Participant through which the Beneficial owner maintains its interest. Upon delivery of such notice, the Beneficial Owner must make arrangements to have its beneficial ownership interest in the Bonds being tendered transferred to the Tender Agent at or prior to 10:00 a.m., on the Optional Tender Date, but need not otherwise comply with
Section 2.6(a)(2).

              Section 2.7. Remarketing of Bonds.

              (a) Beat Efforts to Place Bonds. The Remarketing Agent shall use its best efforts to place Bonds (or portions thereof) at a price of par plus accrued interest, if any, on each date that such Bonds (or portions thereof) are required to be purchased pursuant to Section 2.6 and if such Bonds are not placed on such date (such Bonds being hereinafter referred to as "Unremarketed Bonds"), the Remarketing Agent shall continue, for a period not in excess of thirty (30) days thereafter, to use its best efforts to place such Unremarketed Bonds at a price of par plus accrued interest, if any. The Remarketing Agent shall use its best efforts to place Unremarketed Bonds on a particular date that is more than thirty (30) days after the date on which such Unremarketed Bonds were tendered (or deemed tendered) for purchase and became Unremarketed Bonds upon receipt by the Remarketing Agent and the Trustee by 10:00 a.m., Local Time, on such date, of an Opinion of Bond Counsel to the effect that under the laws existing on such date, the placement of such Unremarketed Bonds on such date will not adversely affect the exclusion from gross income of interest on the Bonds for federal income tax purposes. By 12:00 noon, Local Time, on the Business Day prior to each date that the Bonds (or portions thereof) are required to be purchased pursuant to Section 2.6, the Remarketing Agent shall give initial notice by telephone (promptly confirmed by telecopy) of the principal amount of the Bonds for which it has arranged placement, together with the principal amount of the Bonds, if any (and such other particulars with respect thereto as the Trustee or Tender Agent may deem necessary), for which it has not arranged placement, to the Trustee, the Tender Agent, the Company, the Credit Issuer, if any, and the Paying Agent.

              Such initial notice shall be confirmed by telephone notice by 9:00 a.m., Local Time, on the date that such Bonds are to be purchased (such notice to be promptly confirmed in writing) of the amount of Bonds not remarketed and the information necessary to enable the Trustee to prepare new Bond certificates with respect to the Bonds that were remarketed. By 9:30 a.m., Local Time, the Remarketing Agent shall transfer to the Paying Agent the proceeds of the remarketing of such Bonds.

              Notwithstanding anything herein to the contrary, Bonds may be remarketed only at a price of par.

              (b) Draws on Credit Facility. In the event that moneys from the sources described in Section 2.6(g)(1) and (2) are insufficient to pay the Purchase Price of Bonds tendered or deemed tendered on an Optional Tender Date or a Mandatory Purchase Date, the Trustee shall, by 11:00 a.m., Local Time, on such Optional Tender Date or Mandatory Purchase Date, take all action required to cause the Purchase Price of such Bonds, to the extent not available from the sources described in Section 2.6(g)(1) and (2), to be paid from the Credit Facility. In the event the Purchase Price of Bonds is paid from the Credit Facility as described herein, and the Company does not reimburse the Credit Issuer for such Purchase Price, upon the remarketing of such Bonds as described in Section 2.7 (a), the Paying Agent shall deliver the proceeds of the remarketing of such Bonds to the Credit Issuer.

              (c) No Remarketing During Default. The Remarketing Agent shall not be required to remarket any Bonds pursuant to this Section if it has actual knowledge that an Event of Default shall have occurred and be continuing hereunder or if the Remarketing Agent determines, in its sole discretion, that the remarketing of the Bonds would be unlawful or would be likely to result in the imposition of liability or damages against the Issuer, the Remarketing Agent, the Paying Agent, the Tender Agent, the Trustee, the Credit Issuer, if any, or the Company.

              (d) Remarketing to Company or Issuer. If a Credit Facility is then in effect, the Remarketing Agent shall not remarket any Bonds to the Company or the Issuer or knowingly remarket any Bonds to an "insider" with respect to the Issuer or the Company within the meaning of Title 11 of the United States Code or to any other Person obligated (as guarantor or otherwise) to make payments on the Bonds or under the Agreement or under the Credit Agreement pursuant to this Section prior to the expiration or earlier termination of the Credit Facility unless prior to such remarketing, the Trustee, the Rating Agency, if any, rating the Bonds' and the Remarketing Agent shall have received - an unqualified opinion of Counsel experienced in bankruptcy law matters to the effect that such placement would not result in a preferential payment pursuant to the provisions of Section 547 of the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq. upon an Act of Bankruptcy, and if a Rating Agency is rating the Bonds, such Rating Agency has confirmed to the Trustee in writing that its rating will not be withdrawn or reduced as a result of such remarketing.

              (e) Notice to Proposed Purchasers of Bonds. The Remarketing Agent will give any Person to whom Bonds are proposed to be remarketed written notice of any Mandatory Purchase Date, acceleration of maturity of Bonds or redemption of Bonds, notice of which has been given to Holders, prior to remarketing Bonds to such Person.

              (f) No Remarketing Under Certain Conditions. Notwithstanding anything to the contrary herein provided, the Bonds shall not be remarketed unless (i) a Credit Facility providing for the payment of the principal of and interest on, and Purchase Price of, the Bonds will be in effect following the remarketing of such Bonds, (ii) no such Credit Facility will be in effect, but at the time of such remarketing, the Bonds are rated by a Rating Agency and such long-term and/or short-term rating is satisfactory to the Remarketing Agent in its sole discretion, or (iii) no such Credit Facility will be in effect, but following the remarketing of such Bonds, the Bonds will bear interest at a Long Term Rate.

              Section 2.8. Delivery of Purchased Bonds. Bonds (or portions thereof) purchased pursuant to Section 2.6 shall be delivered as follows:

              (a) Bonds Purchased from Remarketing Proceeds. Bonds purchased with moneys described in Section 2.6(g)(2) shall be delivered to the purchasers thereof upon receipt of payment therefor. Prior to such delivery the Registrar shall provide for registration of transfer to the Holders, as provided in a written notice from the Remarketing Agent.

              (b) Bonds Purchased from Draws Under Credit Facility. Bonds (or portions thereof) purchased with moneys drawn under the Credit Facility shall be surrendered to the Trustee for registration of transfer to the Company and upon such registration of transfer, the Bonds issued in respect thereof shall be (i) delivered to and held by the Trustee for the account of the Company, and no such Bond shall be released, pledged or otherwise transferred or disposed of until the Trustee shall have received written notice from the Credit Issuer that the amounts so drawn under the Credit Facility, together with interest thereon, if any, due pursuant to any Credit Agreement, have been reimbursed to the Credit Issuer and that the amount so drawn under the Credit Facility with respect to such Bonds has been, or upon such release will be, correspondingly and fully reinstated, and thereupon shall be delivered to, or in accordance with the written direction of, the Company or
(ii) if required pursuant to any Credit Agreement, issued to a pledge agent for the account of the Credit Issuer as pledgee of such Bonds and no such Bond shall be released, pledged or otherwise transferred or disposed of until the Trustee shall have received written notice from the Credit Issuer that the amounts so drawn under the Credit Facility, together with interest thereon, if any, due pursuant to any Credit Agreement, have been reimbursed to the Credit Issuer and that the amount so drawn under the Credit Facility with respect to such Bonds has been, or upon such release will be, correspondingly and fully reinstated.

              (c) Bonds Purchased with Other Moneys. Bonds (or portions thereof) purchased with any other moneys pursuant to Section 2.6(g) shall be delivered to the Trustee for cancellation and shall be cancelled.

              (d) During Book Entry System. Notwithstanding anything herein to the contrary, so long as the Bonds are held under the Book Entry System, Bonds will not be delivered as set forth in (a) - (c) above; rather, transfers of beneficial ownership of the Bonds to the persons indicated above will be effected on the books of the Securities Depository pursuant to its rules and procedures.

              Section 2.9. Execution Limited Obligation. The Bonds shall be executed on behalf of the Issuer by the manual or facsimile signature of the Chairman or Vice Chairman of the Issuer and attested by the manual or facsimile signature of the Secretary of the Issuer and shall have impressed or imprinted thereon the seal (or a facsimile thereof), if any, of the Issuer.

              In case the Chairman or Vice Chairman or the Secretary whose manual or facsimile signature shall appear on the Bonds shall cease to be such Chairman or Vice Chairman or Secretary before the delivery of such Bonds, such manual or facsimile signatures shall nevertheless be valid and sufficient for all purposes.

              The Bonds shall be limited obligations of the Issuer. The Bonds and the interest thereon and redemption premium, if any, shall not be deemed to constitute or create an indebtedness, liability or obligation of the Issuer, the State of Iowa or any political subdivision or agency thereof within the meaning of any State constitutional provision or statutory limitation or a pledge of the faith and credit or the taxing power of the State of Iowa or any such political subdivision or agency. The Bonds and the interest thereon are payable solely from and secured by the Security, including the moneys available to be drawn by the Trustee under any Credit Facility that may be in effect from time to time to support payments due on or with respect to the Bonds, all as described in and subject to limitations set forth in this

Indenture, for the equal and ratable benefit of the Holders, from time to time, of the Bonds.

              Section 2.10. Certificate of Authentication. No Bonds shall be secured hereby or entitled to the benefit hereof or shall be or become valid or obligatory for any purpose unless there shall be endorsed thereon a certificate of authentication, substantially in the form as set forth in the form of Bond referred to in Section 2.11, executed by an officer of the Trustee; and such certificate on any Bond issued by the Issuer shall be conclusive evidence and the only competent evidence that it has been duly authenticated and delivered hereunder.

              Section 2.11. Form of Bonds.

              The Bonds, the Trustee's certificate of authentication and the form of assignment shall be in substantially the form set forth as Exhibit A hereto, with such appropriate variations, omissions, substitutions and insertions as are permitted or required hereby or are required by law and may have such letters, numbers or other marks of identification and such legends and endorsements placed thereon as may be required to comply with any applicable laws or rules or regulations, or as may, consistent herewith, be determined by the officers of the Issuer executing such Bonds, as evidenced by their execution of the Bonds.

              The Bonds shall be in either typewritten or printed form, as the Company shall direct, on behalf of the Issuer, with approval of the Trustee; provided that any expenses, including but not limited to expenses of printing, incurred in connection therewith shall be paid by the Company.

              On and after any Mandatory Purchase Date, Bonds authenticated and delivered hereunder shall have omitted from the text thereof such provisions contained in the form of the Bonds set forth as Exhibit A hereto as are not applicable to the Bonds on and after such date or shall include such provisions as will become applicable after such date including without limitation, any reference to entitlement to any benefit of the Credit Facility, if then in effect, and any redemption provisions made applicable as a result of the occurrence of a Conversion Date relating to a conversion to a Long-Term Rate.

              Section 2.12. Delivery of Bonds. Upon the execution and delivery hereof, the Issuer shall execute the Bonds and deliver them to the Trustee, and the Trustee shall authenticate the Bonds and deliver them to such purchaser or purchasers as shall be directed in writing by the Issuer as hereinafter in this Section provided.

              Prior to the direction by the Issuer to the Trustee to deliver any of the Bonds there shall be filed with the Trustee:

              (a) A certified copy of all resolutions adopted and proceedings had by the issuer authorizing execution of the Indenture and the Agreement and the issuance of the Bonds;

              (b) An original executed counterpart of this Indenture, the Remarketing Agreement, the Credit Agreement, the Agreement and the Placement Agreement;

              (c) The original executed Original Credit Facility, if a Credit Facility is to be issued on the Issue Date;

              (d) Copies of any Financing Statements filed to perfect the security interests in the Security;

              (e) A copy of completed IRS Form 8038 to be filed by or on behalf of the Issuer pursuant to Section 149(e) of the Code;

              (f) An original executed counterpart of the certificate of the Issuer establishing its reasonable expectations to the effect that the Bonds will not be "arbitrage bonds" within the meaning of Section 148 of the Code;

              (g) An opinion of Counsel to the effect that this Indenture, the Placement Agreement and the Agreement have been duly authorized, executed and delivered by the Issuer and are legal, valid and binding agreements of the Issuer and an approving Opinion of Bond Counsel that interest on the Bonds will not be included in gross income for federal income tax purposes;

              (h) An opinion of Counsel f or the Company to the effect that the Agreement, the Remarketing Agreement and the Placement Agreement have been duly authorized, executed and delivered by the Company and are legal, valid and binding agreements of the Company;

              (i) An opinion of Counsel for the Credit Issuer of the Original Credit Facility, if any, addressed to the Issuer, the Company, the Remarketing Agent, the Trustee and the Paying Agent to the effect that the Original Credit Facility has been duly executed and delivered by the Credit Issuer and is a legal, valid and binding obligation of the Credit Issuer or, if the original Credit Facility is issued by a branch or agency of a foreign commercial bank, to the effect that the original Credit Facility is the legal, valid and binding obligation of such branch or agency and there shall also be delivered an opinion of Counsel licensed to practice law in the jurisdiction in which the main office of such bank is located, satisfactory to the Trustee, to the effect that such Original Credit Facility has been duly executed and delivered by such branch or agency and is the legal, valid and binding obligation of such bank; and

              (j) A request and authorization to the Trustee on behalf of the Issuer and signed by a duly authorized officer of the Issuer directing the Trustee to authenticate and deliver the Bonds in such specified denominations as permitted herein to the initial purchaser or purchasers upon payment to the Trustee, but for the account of the Issuer, of a specified sum of money.

              Upon receipt of the foregoing, the Trustee shall authenticate and deliver the Bonds as provided above.

              Section 2.13. Mutilated, Lost, Stolen or Destroyed Bonds. If any Bond is mutilated, lost, stolen or destroyed, the Issuer may execute and the Trustee may authenticate and deliver a new Bond of the same maturity, interest rate, principal amount and tenor in lieu of and in substitution for the Bond mutilated, lost, stolen or destroyed; provided, that there shall be first furnished to the Trustee evidence satisfactory to it and the Issuer of the ownership of such Bond and of such loss, theft or destruction (or, in the case of a mutilated Bond, such mutilated Bond shall first be surrendered to the Trustee), together with indemnity satisfactory to the Trustee and the Issuer and compliance with such other reasonable regulations as the Issuer and the Trustee may prescribe. If any such Bond shall have matured or a redemption date pertaining thereto shall have passed, instead of issuing a new Bond the Issuer may pay the same without surrender thereof. The Issuer and the Trustee may charge the Holder of such Bond with their reasonable fees and expenses in this connection.

              Section 2.14. Exchangeability and Transfer of Bonds; Persons Treated as Owners. Books for the registration of the Bonds and for the registration of transfer of the Bonds as provided herein shall be kept by the Registrar.

              Any Holder of a Bond, in person or by his/her duly authorized attorney, may transfer title to his/her Bond on the Register upon surrender thereof at the principal office of the Trustee, and by providing the Registrar with a written instrument of transfer (in substantially the form of assignment attached to the Bond) executed by the Holder or his/her duly authorized attorney, and thereupon, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Bond or Bonds of the same aggregate principal amount and tenor as the Bond surrendered (or for which transfer of registration has been effected) and of any Authorized Denomination or Authorized Denominations.

              Bonds may be exchanged upon surrender thereof at the principal office of the Registrar with a written instrument of transfer satisfactory to the Registrar executed by the Holder or such Holder's attorney duly authorized in writing, for an equal aggregate principal amount of Bonds of the same tenor as the Bonds being exchanged and of any Authorized Denomination or Authorized Denominations. The Issuer shall execute and the Trustee shall authenticate and deliver Bonds that the Holder making the exchange is entitled to receive, bearing numbers not contemporaneously then outstanding.

              Such registrations of transfer or exchanges of Bonds shall be without charge to the Holders of such Bonds, but any taxes or other governmental charges required to be paid with respect to the same shall be paid by the Holder of the Bond requesting such registration of transfer or exchange as a condition precedent to the exercise of such privilege. Any service charge made by the Registrar for any such registration of transfer or exchange and all reasonable expenses of the Issuer and the Trustee shall be paid by the Company.

              The Registrar shall not register any transfer of any Bond, except pursuant to a tender of Bonds on an Optional Tender Date or a Mandatory Purchase Date, after notice calling such Bond (or portion thereof) for redemption has been given and prior to such redemption, except in the case of any Bond to be redeemed in part, the portion thereof not to be redeemed. In connection with any such transfer pursuant to a tender of Bonds on an Optional Tender Date or a Mandatory Purchase Date, the Registrar shall deliver to the transferee a copy of the applicable notice of redemption.

              The person in whose name any Bond shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of or on account of either principal or interest shall be made only to or upon the order of the registered owner thereof or his/her duly authorized attorney, but such registration may be changed as hereinabove provided. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Bond to the extent of the sum or sums so paid.

              All Bonds issued upon any registration of transfer or exchange of Bonds shall be legal, valid and binding limited obligations of the Issuer, evidencing the same debt, and entitled to the same security and benefits under this Indenture, as the Bonds surrendered upon such registration of transfer or exchange.

              Notwithstanding the foregoing, for so long as the Bonds are held under the Book Entry System, transfers of beneficial ownership will be effected pursuant to rules and procedures established by the Securities Depository.

              Section 2.15. Replacement Bonds. Except when the Bonds are held in the Book Entry System, the Issuer shall execute and the Trustee shall authenticate and deliver Replacement Bonds to replace Untendered Bonds. Any such Replacement Bond shall be executed and authenticated as provided in this Indenture. The Company shall bear all expenses in connection with the preparation and delivery of the Replacement Bonds.

              Section 2.16. Cancellation. All Bonds that have been surrendered to the Registrar pursuant to Section 2.13, 2.14 or 2.15 of this Indenture or for the purpose of purchase upon an Optional Tender Date or a Mandatory Purchase Date, or for payment upon maturity or redemption prior to maturity, shall be cancelled and destroyed by the Registrar and a certificate of destruction shall be delivered to the Issuer.

              Section 2.17. Ratably Secured. All Bonds issued hereunder are and are to be, to the extent provided in this Indenture equally and ratably secured by this Indenture without preference, priority or distinction on account of the actual time or times of the authentication, delivery or maturity of the Bonds so that subject as aforesaid, all Bonds at any time Outstanding shall have the same right, lien and preference under and by virtue of this Indenture and shall all be equally and ratably secured hereby with like effect as if they had all been executed, authenticated and delivered simultaneously on the date hereof, whether the same, or any of them, shall actually be disposed of at such date, or whether they, or any of them, shall be disposed of at some future date. Notwithstanding the foregoing, any Bond that is registered in the name of the Company or held or required to be held by the Trustee or any pledge agent under a pledge agreement pursuant to Section 2.8 shall not be entitled to any benefit of the Credit Facility, if any.

              Section 2.18. Redemption of Bonds: Partial Redemption of Bonds.

              (a) Optional Redemption. During any Weekly Rate Period, the Bonds are subject to redemption, at the direction of the Company, in whole on any Business Day or in part on any Interest Payment Date at a redemption price equal to the principal amount of the Bonds to be redeemed plus accrued interest thereon to the redemption date.

              During any Monthly Rate Period the Bonds are subject to redemption, at the direction of the Company, in whole on the first Business Day of any calendar month or in part on any Interest Payment Date at a redemption price equal to the principal amount of the Bonds to be redeemed plus accrued interest thereon to the redemption date.

              During any Money Market Rate Period with respect to which the applicable Money Market Rate Index is based on money market instruments not having a fixed maturity and the interest rate on which may change at any time, the Bonds are subject to redemption, at the direction of the Company, in whole on any Business Day or in part on any Interest Payment Date, at a redemption price equal to the principal amount of the Bonds to be redeemed plus accrued interest thereon to the redemption date.

              During any Money Market Rate Period with respect to which the applicable Money Market Rate Index is based on money market instruments with a fixed maturity or the interest rate on which may be changed only on a fixed reset date, the Bonds are subject to redemption, at the direction of the Company, in whole on any such maturity date or fixed reset date or in part on any Interest Payment Date, at a redemption price equal to the principal amount of the Bonds to be redeemed plus accrued interest thereon to the redemption date.

              During any Semiannual Rate Period the Bonds are subject to redemption, at the direction of the Company, in whole or in part, on any Interest Payment Date, at a redemption price equal to the principal amount of the Bonds to be redeemed plus accrued interest thereon to the redemption date.

              During any Long-Term Rate Period, the Bonds are subject to redemption, at the direction of the Company, in whole or in part on any Interest Payment Date occurring on or after the First Day of Redemption Period as described below, at the principal amount thereof, plus a redemption premium (expressed as a percentage of principal amount) plus accrued interest thereon to the redemption date as follows, provided, however, such redemption premium shall be paid only from Eligible Funds described in subparts (i) and (ii) of the definition of Eligible Funds on deposit in the Bond Fund, and such Eligible Funds must be sufficient to pay such redemption premium without any draw on any Credit Facility then in effect unless such Credit Facility provides for payment of such premium:

Length of Long-
Term Rate Period
From Conversion
Date Until End                                              Redemption Premium
of Rate Period                                              as a Percentage of
(Expressed in                First Day of                   Principal Amount
Years)                       Redemption Period              of Bonds
----------------             -----------------              ------------------
More than 15                 10th Anniversary               3% declining by
                             of Conversion                  1% every year
                             Date                           after the 10th Anni-
                                                            versary of the Con-
                                                            version Date until
                                                            reaching 0%, and
                                                            thereafter 0%

More than 10                 7th Anniversary                3% declining by
but not more                 of Conversion                  1% every year
than 15                      Date                           after the 7th Anni-
                                                            versary of the Con-
                                                            version Date until
                                                            reaching 0%, and
                                                            thereafter 0%

More than 7                  5th Anniversary                2% declining by
but not more                 of Conversion                  1% every year
than 10                      Date                           after the 5th Anni-
                                                            versary of the Con-
                                                            version Date until
                                                            reaching 0%, and
                                                            thereafter 0%

More than 5                  4th Anniversary                1% declining by
but not more                 of Conversion                  1% to 0% the first
than 7                       Date                           year after the 4th
                                                            Anniversary of the




5 or less                    Bonds not redeemable           Conversion Date, and
                             pursuant to                    thereafter 0%
                             this paragraph


              The above premiums may be changed upon the conversion to a Long-Term Rate upon the receipt of an opinion of Bond Counsel subject to and in accordance with the provisions of Sections 2.3(f) and 2.3(g).

              (b) Extraordinary Optional Redemption. The Bonds are subject to redemption in whole, at the direction of the Company, at a redemption price equal to 100% of the principal amount of the Bonds to be redeemed plus accrued interest thereon to the redemption date, on any date for which the requisite notice of redemption can be given, within one hundred eighty (180) days of the occurrence of any of the following events:

              (i) the Project shall have been damaged or destroyed to such an extent that in the judgment of the Company (A) it cannot reasonably be restored within a period of three (3) consecutive months to the condition thereof immediately preceding such damage or destruction, (B) the Company is thereby prevented from carrying on its normal operations at the Project for a period of three (3) consecutive months, or (C) it would not be economically feasible for the Company to replace, repair, rebuild or restore the same;

              (ii) title in and to, or the temporary use of, all or substantially all of the Project shall have been taken under the exercise of the power of eminent domain by any governmental authority or any Person acting under governmental authority (including such a taking as, in the judgment of the Company, results in the Company being prevented thereby from carrying on its normal operations at the Project for a period of three (3) consecutive months);

              (iii) as a result of any changes in the Constitution of the State, or the Constitution of the United States of America or by legislative or administrative action (whether state or federal) or by final decree, judgment, decision or order of any court or administrative body (whether state or federal), the Agreement shall have become void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed therein;

              (iv) unreasonable burdens or excessive liabilities shall have been imposed on the Company with respect to the operations of the Project, including, without limitation federal, state or other ad valorem, property, income or other taxes not being imposed on the date of this indenture that, in the judgment of the Company, render the continued operation of the Project uneconomical;

              (v) changes which the Company cannot reasonably control or overcome in the economic availability of materials, supplies, labor, equipment and other properties and things necessary for the efficient operation of the Project for the purposes contemplated by the Agreement shall have occurred or technological changes that the Company cannot reasonably overcome shall have occurred that, in the judgment of the Company render the continued operation of the Project uneconomical;

              (vi) legal curtailment of the Company's use and occupancy of all or substantially all of the Project for any reason other than that set forth in (ii) above, which curtailment shall, in the judgment of the Company, prevent the company from carrying on its normal operations at the Project for a period of three (3) consecutive months; or

              (vii) the Agreement is terminated prior to its expiration for any reason other than the occurrence of an Event of Default under the Agreement.

              (c) Mandatory Redemption. The Bonds are subject to mandatory redemption in whole at a redemption price equal to 100% of the principal amount of the Bonds to be redeemed plus accrued interest thereon to the redemption date (and not including any premium that might otherwise be payable during any Long-Term Rate Period) on any Business Day for which the requisite notice of redemption can be given (i) within forty-five (45) days after the occurrence of a Determination of Taxability, and (ii) within forty-five (45) days after the failure of the Trustee to receive the opinion of Bond Counsel described in
Section 2.3(l); provided, however, if mandatory redemption on account of a Determination of Taxability of less than all the Bonds would result, in the Opinion of Bond Counsel, in the interest on the Bonds Outstanding following such mandatory redemption not being includable in the gross income of the owners of such Bonds outstanding, then the Bonds are subject to mandatory redemption upon the occurrence of a Determination of Taxability in the amount specified in such opinion, provided that such redemption must be in an Authorized Denomination.

              (d) Selection of Bonds to be Redeemed. If less than all the Outstanding Bonds shall be called for redemption, the Registrar or, if the Bonds are held in the Book Entry System, the Securities Depository shall first select and call for redemption Bonds held by the Trustee or a pledge agent for the account of the Company and pledged to the Credit Issuer as contemplated in
Section 2.8(b). If, following such selection, additional Bonds must be selected and called for redemption, the Registrar or, if the Bonds are held in the Book Entry System, the Securities Depository shall select or arrange for the selection, in such manner as it shall deem fair and equitable and pursuant to its rules and procedures, the Bonds, in Authorized Denominations, provided that any Bond or portion thereof remaining Outstanding shall be in an Authorized Denomination. If there shall be called for redemption less than the principal amount of a Bond, the Issuer shall execute and the Trustee shall authenticate and deliver, upon surrender of such Bond, without charge to the Holder thereof in exchange for the unredeemed principal amount of such Bond at the option of such Holder, Bonds in any of the Authorized Denominations or, if the Bonds are held in the Book Entry System, the Securities Depository shall, acting pursuant to its rules and procedures, reflect in said system the partial redemption and the Trustee shall (i) either exchange the Bond or Bonds held by the Securities Depository for a new Bond or Bonds in the appropriate principal amount, if such Bond is presented to the Trustee by the Securities Depository, or (ii) obtain from the Securities Depository a written confirmation of the reduction in the principal amount of the Bonds held by such Securities Depository.

              Section 2.19. Notice of Redemption. The Company shall exercise its option to prepay Repayments (and thereby cause a redemption of Bonds) by giving written notice to the Remarketing Agent, the Trustee, the Paying Agent and the Credit Issuer, if a Credit Facility is then in effect, not less than forty-five
(45) days prior to the date selected for redemption; provided, however, that, if such redemption is pursuant to Section 2.18(b), the Company shall also deliver a certificate of an Authorized Representative certifying that the conditions precedent to such redemption have been met. To exercise any optional redemption pursuant to Section 2.18(a) so long as a Credit Facility is in effect, then at least one day before the Trustee is to give notice of such redemption, the Trustee must have received written consent from the Credit Issuer to a draw on the Credit Facility in the amount of such redemption price to the extent moneys in the Bond Fund constituting Eligible Funds under clauses (i), (ii) and (iv) of the definition of Eligible Funds will not be available therefor on the date of such redemption. Notice of redemption shall be mailed by the Trustee by first-class mail, postage prepaid, at least thirty (30) days before the redemption date to each Holder of the Bonds to be redeemed in whole or in part at his/her last address appearing on the Register, but no defect in or failure to give such notice of redemption shall affect the validity of the redemption. All Bonds so called for redemption will cease to bear interest on the date fixed for redemption, provided funds for their redemption have been duly deposited with the Trustee and, thereafter, the Holders of such Bonds called for redemption shall have no rights in respect thereof except to receive payment of the redemption price from the Trustee and a new Bond for any portion not redeemed.

              Section 2.20. Book Entry System. The Bonds shall be initially issued pursuant to a Book Entry System administered by the Securities Depository with no physical distribution of Bond certificates to be made except as provided in this Section 2.20.

Any provision of this Indenture or the Bonds requiring physical delivery of the Bonds shall, with respect to any Bonds held under the Book Entry System, be deemed to be satisfied by a notation on he Register maintained by the Registrar that such Bonds are subject to the Book Entry System.

              So long as a Book Entry System is being used, one Bond in the aggregate principal amount of the Bonds and registered in the name of the Securities Depository Nominee will be issued and deposited with the Securities Depository and held in its custody. The Book Entry System will be maintained by the Securities Depository and the Participants and Indirect Participants and will evidence beneficial ownership of the Bonds in Authorized Denominations, with registration of transfers of ownership effected on the records of the Securities Depository, the Participants and the Indirect Participants pursuant to rules and procedures established by the Securities Depository, the Participants and the Indirect Participants. The principal of and any premium on each Bond shall be payable to the Securities Depository Nominee or any other person appearing on the Register as the registered Holder of such Bond or his/her registered assigns or legal representative at the principal office of the Registrar. So long as the Book Entry System is in effect, the Securities Depository will be recognized as the Holder of the Bonds for all purposes (except as provided in Section 2.6 (j)). Transfer of principal, interest and any premium payments or notices to Participants and Indirect Participants will be the responsibility of the Securities Depository, and transfer of principal, interest and any premium payments or notices to Beneficial Owners will be the responsibility of the Participants and the Indirect Participants. No other party will be responsible or liable for such transfers of payments or notices or for maintaining, supervising or reviewing such records maintained by the Securities Depository, the Participants or the Indirect Participants. While the Securities Depository Nominee or the Securities Depository, as the case may be, is the registered owner of the Bonds, notwithstanding any other provisions set forth herein, payments of principal of, redemption premium, if any, and interest on the Bonds shall be made to the Securities Depository Nominee or the Securities Depository, as the case may be, by wire transfer in immediately available funds to the account of said Holder as may be specified in the Register maintained by the Registrar or by such other method of payment as the Trustee may determine to be necessary or advisable with the concurrence of the Securities Depository.

              In the event that (i) the Securities Depository determines not to continue to administer a Book Entry System for the Bonds, or (ii) the Company, with the consent of the Trustee and the Remarketing Agent, determines that continuation of a Book Entry System of evidence and transfer of ownership of the Bonds would adversely affect the interests of the Beneficial owners, the Book Entry System will be discontinued if the Company, with the consent of the Trustee and the Remarketing Agent, fails to replace or removes the then-acting Securities Depository, in which case the Trustee will deliver replacement Bonds in the form of fully registered certificates in Authorized Denominations in exchange for the Outstanding Bonds as required by the Trustee and the Beneficial Owners.

              The Securities Depository may be removed at any time at the election of the Remarketing Agent, with the consent of the Trustee, and a new Securities Depository may thereupon be appointed by the Remarketing Agent, subject to the approval of the Trustee.

                                   ARTICLE III

                                    SECURITY

              Section 3.1. Security. The Bonds and the interest and any premium thereon shall be a limited obligation of the Issuer as provided in Section 2.9, and shall be secured by and payable from and the Issuer hereby pledges and assigns to the Trustee as such security the following:

              (i) all Repayments received by the Issuer under the Agreement, which Repayments are to be paid directly by the Company to the Trustee and deposited in the Bond Fund or the Bond Purchase Fund in accordance with this Indenture;

              (ii) all moneys in the Bond Fund, the Bond Purchase Fund, the Surplus Fund and the Initial Fund, including the proceeds of the Bonds pending disbursement thereof;

              (iii) all of the Issuer's rights, title and interest in the Agreement, except Reserved Rights;

              (iv) all other rights and interests granted to the Issuer in connection with the Agreement (except Reserved Rights) as set forth herein or granted directly to the Trustee as provided herein; and

              (v) all of the proceeds of the foregoing (except the amounts payable to or on behalf of the Issuer on account of its Reserved Rights), including without limitation investments thereof.

The foregoing are collectively the "Security" and, in consideration of the purchase of the Bonds and to secure payment of the principal of, premium, if any, and interest on the Bonds and any other cost or pecuniary liability of the Issuer relating to the Bonds or any proceeding, document or certification incidental to the issuance of the Bonds, and to secure performance and observance of all covenants, terms and conditions upon which the Bonds are to be issued, including without limitation this Indenture, the Issuer, without recourse, representation or warranty, pursuant to law hereby conveys, assigns and pledges all of its right, title and interest in, and grants a security interest in, the Security to the Trustee, and its successors and assigns, in trust for the benefit of the Holders, and their successors and assigns. For reference purposes, any Credit Facility shall be deemed a part of the Security during any period during which it is in effect.

              Section 3.2. Payment of Bonds and Performance of Covenants. The Issuer shall promptly pay, but only out of the Security, the principal of, premium, if any, and interest on the Bonds at the place, on the dates and in the manner provided in the Bonds. The Issuer shall promptly perform and observe all covenants, undertakings and obligations set forth herein, in the Agreement or the Bonds on its part to be performed or observed. The Issuer shall fully cooperate with the Trustee in the enforcement by the Trustee of any such rights granted to the Issuer under the Agreement.

              Section 3.3. Authority. The Issuer represents and warrants that
(i) it is duly authorized under the Constitution and laws of the State to issue the Bonds, and to execute, deliver and perform the terms of the Agreement and this Indenture; (ii) all action on its part for the issuance of the Bonds and execution and delivery of the Agreement and this Indenture has been duly taken;
(iii) the Bonds, upon issuance and authentication, and the Agreement and this Indenture upon delivery, assuming that they are the respective legal, valid, binding and enforceable obligations of the other parties thereto, shall be valid and enforceable obligations of the Issuer in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and general equitable principles; (iv) it has not heretofore conveyed, assigned, pledged, granted a security interest in or otherwise disposed of the Security; (v) it has not received any payments under the Agreement; (vi) without making any independent investigation, it has no knowledge of any right of set-off, defense or counterclaim to payment or performance of the terms or conditions of the Agreement; and (vii) the execution, delivery and performance of the Agreement and this Indenture and issuance of the Bonds are not in contravention of law or any agreement, instrument, indenture or other undertaking to which it is a party or by which it is bound and no other approval, consent or notice from any governmental agency is required on the part of the Issuer.

              Section 3.4. No Litigation. The Issuer represents and warrants that (i) no litigation or administrative action of any nature is now pending to restrain or enjoin the issuance or delivery of the Bonds or the execution and delivery by the Issuer of this Indenture or the Agreement or in any manner questioning the proceedings or authority under which the same have been effected, or affecting the validity of the same; (ii) no contest is pending that is material to the validity or enforceability of the Bonds, this Indenture or the Agreement or that contests the Issuer's existence, or the authority of its present members, elected officials or officers; (iii) no authority or proceeding for the issuance of the Bonds or for the payment or security thereof has been repealed, revoked or rescinded; and (iv) to the best of its knowledge, none of the foregoing actions is threatened.

              Section 3.5. Further Assurances. Subject to the provisions of
Section 9.9, the Issuer covenants that it will cooperate to the extent necessary with the Company, the Trustee and any Credit Issuer in their defenses of the Security against the claims and demands of all Persons and, upon payment or provision for payment of the fees and expenses to be incurred by the Issuer in connection therewith, will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered such indentures supplemental hereto and such further acts, instruments and transfers as the Trustee or any Credit Issuer may reasonably require for the better pledging of the Security. Subject to the provisions of Section 9.9, the Issuer shall not cause or permit to exist any amendment, modification, supplement, waiver or consent with respect to the Agreement without the prior written consent of the Trustee, which consent shall be governed by Article VIII.

              Section 3.6. No Other Encumbrances. The Issuer covenants that, except as otherwise provided herein and in the Agreement, it will. not sell, convey, mortgage, encumber or otherwise dispose of any portion of the Security.

              Section 3.7. No Personal Liability. No recourse shall be had for the enforcement of any obligation, promise or agreement of the Issuer contained herein or in the Bonds or the other Bond Documents to which the Issuer is a party or for any claim based hereon or thereon or otherwise in respect hereof or thereof against any director, member, officer, agent, attorney or employee, as such, in his/her individual capacity, past, present or future, of the Issuer or of any successor entity, either directly or through the Issuer or any successor entity whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise. No personal liability whatsoever shall attach to, or be incurred by, any member, officer, agent, attorney or employee as such, past, present or future, of the Issuer or of any successor entity, either directly or through the Issuer or any successor entity, under or by reason of any of the obligations, promises or agreements entered into in the Bonds or between the Issuer and the Trustee, whether herein contained or to be implied herefrom. as being supplemental hereto; and all personal liability of that character against every such director, member, officer, agent, attorney and employee is, by the execution of this Indenture and as a condition of, and as part of the consideration for, the execution of this Indenture, expressly waived and released.

              Section 3.8. Credit Facility.

              (a) Draws on Credit Facility. Except with respect to Bonds registered in the name of the Company, or held or required to be held by the Trustee or any pledge agent under a pledge agreement pursuant to Section 2.8 (which Bonds shall not be entitled to any benefit of any Credit Facility) at any time a Credit Facility is in effect (i) the Trustee shall draw moneys under such Credit Facility to the extent necessary to make timely payments of principal, premium, if any (if such Credit Facility provides for payment of such premium), and interest on the Bonds to the extent other Eligible Funds are not available to effect such payment, in accordance with Section 4.1, (ii) the Trustee shall draw moneys, in accordance with Section 2.7, under such Credit Facility to the extent available in accordance with the terms of the Credit Facility in order to effect the purchase of Bonds (or portions thereof in Authorized Denominations) on a Mandatory Purchase Date or an Optional Tender Date, and (iii) upon the occurrence of an Event of Default specified in Section 6.1(a), (b), (c), (f) or (g) or upon declaration of acceleration of the Bonds pursuant to any other Event of Default, the Trustee shall draw on the Credit Facility to the extent available in an amount equal to the full unpaid principal, accrued interest and premium, if applicable (if, and only if, such Credit Facility provides for payment of such premium), on the Bonds to the extent other Eligible Funds are not available therefor. The Paying Agent shall promptly provide notice to the Trustee of any failure to pay principal of, premium, if any, or interest on the Bonds or the Purchase Price thereof.

              (b) Reduction of Credit Facility. Upon any redemption or defeasance of any Bonds or upon cancellation of any Bonds upon purchase thereof as contemplated by Section 2.8, the Trustee shall send notice to the Credit Issuer to reduce the amount available to be drawn on the Credit Facility (with written notice of the same to the Company) and the Trustee shall, upon request, confirm to the Credit Issuer and the Company the principal amount of Bonds redeemed, cancelled or defeased.

              (c) Extensions of Credit Facility. In the event that the term of the Credit Facility is extended, unless it is extended by amendment, the Trustee shall surrender the instrument evidencing the Credit Facility to the Credit Issuer in exchange for a new instrument conforming, in the opinion of Counsel, in all material respects to the instrument evidencing the Credit Facility being surrendered, except that the term thereof shall reflect the new term of the Credit Facility. The Trustee shall promptly surrender the instrument evidencing the Credit Facility to the Credit Issuer for cancellation upon discharge of the Indenture pursuant to Section 5.1 or following the effective date of an Alternate Credit Facility (or, if such Alternate Credit Facility results in the occurrence of a Credit Modification Date, following such Credit Modification
Date). If the Bonds are rated by a Rating Agency, notice of any extension of the credit Facility shall be furnished to such Rating Agency by the Trustee.

              (d) Expiration or Termination of Credit Facility. The Trustee shall give notice to the Remarketing Agent and the Paying Agent, in the name of the Credit Issuer, of the expiration or earlier termination of any Credit Facility then in effect, which notice shall specify the date of such expiration or earlier termination of the Credit Facility. If the Bonds are rated by a Rating Agency, notice of any such expiration or termination of the Credit Facility shall be furnished to such Rating Agency by the Trustee. In the event that the expiration or termination of a Credit Facility results in the occurrence of a Credit Modification

Date, the Trustee shall not surrender any evidence of the Credit Facility to be terminated until the Trustee shall have made such drawings, if any, and taken such other actions, if any, thereunder as shall be required under this Indenture in order to provide sufficient money for payment of the Purchase Price of Bonds tendered or deemed tendered on such Credit Modification Date to the extent necessary pursuant to Section 2.6(g), and shall have received the proceeds of such drawing from the Credit Issuer. Notwithstanding any provision hereof to the contrary, the Company may not cause any Credit Facility to be terminated prior to its stated expiration date (whether in connection with the delivery of an Alternate Credit Facility or otherwise) if such termination would result in the occurrence of a Credit Modification Date (1) during a Semiannual Rate Period, at any time other than an Interest Payment Date (or, if such day is not a Business Day, the next succeeding Business Day) or (2) during a Long-Term Rate Period.

              (e) Alternate Credit Facility. At any time, upon at least thirty
(30) days prior written notice to the Trustee, the Paying Agent, the Rating Agency, if any, rating the Bonds, and the Remarketing Agent, the Company may, at its option, but subject to the approval of the Remarketing Agent, provide for delivery to the Trustee of an Alternate Credit Facility that shall be effective on the date such Alternate Credit Facility is accepted by the Trustee in accordance herewith. An Alternate Credit Facility shall be issued by a commercial bank, insurance company or other financial institution organized and doing business in the United States or a branch or agency of a foreign commercial bank located in the United States and subject to regulation by state or federal banking regulatory authorities and shall have an expiration date that shall be at least one (1) year following the effective date thereof or on the second Business Day following the final maturity date of the Bonds, if sooner. On or before the date of the delivery of any Alternate Credit Facility to the Trustee, as a condition to the acceptance of any Alternate Credit Facility by the Trustee, the Company shall furnish to the Issuer and the Trustee (i) written evidence that the issuer of such Alternate Credit Facility is a commercial bank, insurance company or other financial institution organized and doing business in the United States or a branch or agency of a foreign commercial bank located and doing business in the United States and subject to regulation by state or federal banking regulatory authorities, (ii) an Opinion of Bond Counsel stating that the delivery of such Alternate Credit Facility is authorized under this Indenture and the Act and complies with the terms hereof and that the delivery of such Alternate Credit Facility does not adversely affect the exclusion from gross income of the interest on the Bonds for federal income tax purposes, (iii) an opinion of Counsel satisfactory to the Trustee, the Rating Agency, if any, rating the Bonds, the Issuer, and the Remarketing Agent to the effect that the Alternate Credit Facility is the legal, valid and binding obligation of the Credit Issuer (or, in the case of a branch or agency of a foreign commercial bank, the branch or agency) issuing the same, enforceable in accordance with its terms, that payments of principal, premium, if any, or Purchase Price of or interest on the Bonds from the proceeds of a drawing on the Alternate Credit Facility will not constitute avoidable preferences under the United States Bankruptcy Code or other applicable laws and regulations and that it is not necessary to register the Alternate Credit Facility under the Securities Act of 1933, as amended, or to qualify an indenture with respect thereto under the Trust Indenture Act of 1939, as amended, and (iv) evidence of written approval of the Remarketing Agent. In the case of an Alternate Credit Facility issued by a branch or agency of a foreign commercial bank there shall also be delivered an opinion of Counsel licensed to practice law in the jurisdiction in which the head office of such bank is located, satisfactory to the Trustee, the Issuer and the Remarketing Agent, to the effect that the Alternate Credit Facility is the legal, valid and binding obligation of such bank enforceable in accordance with its terms. The Trustee shall accept any such Alternate Credit Facility only in accordance with the terms, and upon the satisfaction of the conditions, contained in this section and any other provisions applicable to acceptance of an Alternate Credit Facility under this Indenture. Notwithstanding anything to the contrary herein, any Alternate Credit Facility shall become effective on a day that is an Optional Tender Date. Notwithstanding the foregoing, no Alternate Credit Facility may be accepted if the acceptance thereof in substitution for any then-existing Credit Facility would result in the occurrence of a Credit Modification Date (1) during a Semiannual Rate Period, at any time other than on an Interest Payment Date (or if such day is not a Business Day, on the next succeeding Business Day), or (2) during any Long-Term Rate Period.

                                   ARTICLE IV

                                      FUNDS

              Section 4.1. Establishment and Use of Bond Fund and Current Account. There is hereby created and established with the Trustee the Bond Fund and, while a Credit Facility is in effect, within such Fund a special account designated the "Current Account." The Trustee shall establish with the Paying Agent a separate subaccount of the Bond Fund that, while a Credit Facility is in effect, shall be used for depositing moneys drawn by the Trustee under the Credit Facility for the payment of principal and interest on the Bonds. The Paying Agent shall not commingle proceeds of a drawing under the Credit Facility with any other funds. There shall be deposited in the Bond Fund (a) any accrued interest received on the initial sale of the Bonds, (b) all Repayments specified in the Agreement to be deposited in the Bond Fund, including all proceeds resulting from the enforcement of the Security or its realization as collateral,
(c) all other moneys received by the Trustee under the Agreement for deposit by it in the Bond Fund and (d) all moneys drawn under any Credit Facility to pay principal, premium, if any, or interest on the Bonds.

              While a Credit Facility is in effect, each deposit into the Bond Fund not constituting Eligible Funds shall be placed in the Current Account within the Bond Fund and shall not be commingled with other moneys in the Bond Fund until such deposit becomes Eligible Funds. The Trustee shall establish separate subaccounts within the Current Account for each deposit (including any investment income thereon) made into the Bond Fund so that the Trustee may at all times ascertain the date of deposit of the moneys in each subaccount.

              Moneys in the Bond Fund shall be held in trust for the Holders and, except as otherwise expressly provided herein, shall be used solely f or the payment of the interest on the Bonds and for the payment of principal of and premium, if any, on the Bonds upon maturity, whether stated or accelerated, or upon mandatory or optional redemption.

              The Issuer hereby authorizes and directs the Trustee, and the Trustee hereby agrees, to withdraw and make available at the principal office of the Paying Agent sufficient funds from the Bond Fund to pay the principal of, premium, if any, and interest on the Bonds as the same become due and payable, but only in the following order of priority:

              FIRST: If a Credit Facility is then in effect, from the sources provided in clause (i) and (ii) of the definition of Eligible Funds, other than amounts received by the Trustee in respect of drawings under the Credit Facility.

              SECOND: Amounts drawn by the Trustee under a Credit Facility then in effect (provided, however, that such amounts shall not be used to pay any premium on the Bonds unless such Credit Facility provides for the payment of such premium).

              THIRD: Any other amounts (whether or not Eligible Funds) in the Bond Fund.

              If a Credit Facility is not then in effect, or if, while a Credit Facility is in effect, moneys in the Bond Fund available pursuant to items FIRST and SECOND above are insufficient to make any payment of principal of, premium, if any or interest on the Bonds, whether due by maturity, acceleration, redemption or otherwise, or if the Credit Issuer has dishonored its obligations under the Credit Facility, the Trustee, on or after the date such payment is to be made, shall apply any moneys described in item THIRD above.

              To the extent that a Credit Facility is drawn on to make a payment to any Holder, the Trustee shall use any moneys in the Bond Fund not then needed to make payments to Holders, regardless of whether such moneys constitute Eligible Funds, to reimburse the Credit Issuer.

              After payment in full of the Bonds, or provision for the payment of the Bonds having been made pursuant to Section 5.2, and the payment of all other amounts owing hereunder, any amounts remaining in the Bond Fund not required to provide for payment of the Bonds shall be paid first to the Credit Issuer, if any, if there is then any amount owing by the Company to the Credit Issuer, and, if any amounts still remain in the Bond Fund, second, to the Company.

              Section 4.2. Establishment and Use of Initial Fund. There is hereby created and established with the Trustee the Initial Fund. A portion of the proceeds of the Bonds, as described in Section 4.5, shall be delivered to the Trustee for deposit into the Initial Fund.

              Funds in the Initial Fund shall be expended and disbursed in accordance with the provisions of the Agreement.

              Section 4.3. Establishment and Use of Surplus Fund. There is hereby established and created with the Trustee the Surplus Fund. The Surplus Fund shall receive all Surplus Bond Proceeds transferred thereto in accordance with the written directions of the Company. The deposit of Surplus Bond Proceeds in the Surplus Fund shall be deemed to be a direction by the Company to redeem the greatest principal amount of the Bonds possible to be redeemed from such deposit pursuant to Section 2.18(a) on the earliest redemption date on which such amount constitutes Eligible Funds and Bonds may be redeemed without a redemption premium, and on such redemption date (or, if such day is not a Business Day, the immediately preceding Business Day) an amount equal to the principal amount of Bonds to be redeemed plus interest accrued thereon to the redemption date shall be transferred from the Surplus Fund to the Bond Fund and used for such redemption. After such transfer, if and to the extent that there are moneys in the Surplus Fund constituting Eligible Funds on the date on which
(i) the Bonds are scheduled to mature, or (ii) the Bonds are scheduled to be redeemed in whole, such moneys in the Surplus Fund shall be transferred to the Bond Fund and shall be used for such payment or redemption. The foregoing provisions of this paragraph to the contrary notwithstanding, if while a Credit Facility is in effect there shall be any moneys on deposit in the Surplus Fund and there shall occur a drawing on the Credit Facility to pay principal of the Bonds (but not the Purchase Price of tendered Bonds) the Trustee shall use any moneys in the Surplus Fund to reimburse the Credit Issuer for such drawing; provided, further, if any of the events described in clauses (i) and (ii) above shall occur while a Credit Facility is in effect, the Trustee shall draw on the Credit Facility to the extent otherwise provided in this Indenture and shall immediately apply any moneys in the Surplus Fund (whether or not such moneys are Eligible Funds) to reimburse the Credit Issuer therefor in whole or in part.

              Section 4.4. Establishment and Use of Bond Purchase Fund. There is hereby established and created with the Trustee the Bond Purchase Fund and, while a Credit Facility is in effect, within such fund a special account designated the "Current Purchase Account." There shall be deposited in the Bond Purchase Fund all moneys required to be paid by the Company to provide for the payment of the Purchase Price of Bonds pursuant to this Indenture, together with any other moneys received by the Trustee pursuant to this Indenture, the Agreement or otherwise (including draws under the Credit Facility pursuant to Section 3.8(a)(ii)) that are required or directed to be paid into the Bond Purchase Fund. The Trustee shall establish with the Paying Agent a separate subaccount, of the Bond Purchase Fund into which the proceeds of the remarketing of Bonds to purchasers (other than the Issuer or the Company or any affiliated entity or an "insider" with respect to the Issuer or the Company within the meaning of Title 11 of the United States Code or to any other Person obligated (as guarantor or otherwise) to make payments on the Bonds or under the Agreement or under the Credit Agreement) will be deposited and a separate subaccount of the Bond Purchase Fund into which all amounts drawn under the Credit Facility pursuant to Section 3.8(a)(ii) will be deposited. The Paying Agent shall not commingle amounts in either of such subaccounts with any other funds.

              While a Credit Facility is in effect, each deposit into the Bond Purchase Fund not constituting Eligible Funds shall be placed in the Current Purchase Account within the Bond Purchase Fund and shall not be commingled with other moneys in the Bond Purchase Fund until such deposit becomes Eligible Funds. The Trustee shall establish separate subaccounts within the Current Purchase Account for each deposit (including any investment income thereon) made into the Bond Purchase Fund so' that the Trustee may at all times ascertain the date of deposit of the moneys in each subaccount.

              Moneys in the Bond Purchase Fund shall be held in trust for the Holders and, except as otherwise expressly provided herein, shall be used solely for the payment of the Purchase Price of the Bonds required to be purchased as set forth in Section 2.6(g).

              The Trustee is hereby authorized and directed, and the Trustee hereby agrees, to withdraw and to transfer to the Paying Agent Eligible Funds from the Bond Purchase Fund as contemplated by Section 2.6(g)(1) by 9:30 a.m., Local Time, on each date that Bonds are to be purchased pursuant to Section 2.6 from the Bond Purchase Fund to pay the Purchase Price of Bonds tendered (or deemed tendered) for purchase pursuant to Section 2.6. The Trustee shall give the Remarketing Agent prompt telephonic notice of each such transfer.

              Any amounts remaining in the Bond Purchase Fund after payment in full of the Bonds, or provision having been made for payment of the Bonds pursuant to Section 5.2, and payment of all other amounts required to be paid under this Indenture, shall be paid first to the Credit Issuer, if any, if there is any amount then owing by the Company to the Credit Issuer and, if any amounts still remain in the Bond Purchase Fund, second to the Company.

              Section 4.5. Deposit of Bond Proceeds. The proceeds from the placement of the Bonds shall be deposited as follows:

              (a) In the Bond Fund an amount equal to the interest accrued on the Bonds, if any, as of the date of delivery thereof; and

              (b) In the Initial Fund, the balance of such proceeds.

              Section 4.6. Records. The Trustee shall cause to be kept and maintained records pertaining to the Initial Fund, the Bond Fund, the Bond Purchase Fund and the Surplus Fund and all disbursements therefrom and shall periodically deliver to the Company statements of activity and statements indicating the investments made with moneys in all such funds during the applicable period. The Trustee shall provide the Company, by July 10 of each year, with a report stating the principal amount of Bonds outstanding and a list of the registered owners of the Bonds as of June 30 of each such year.

              The Trustee shall provide the Company with a written report, not later than January 10 of each year, and not later than thirty (30) days following the retirement of the last obligation of the Bonds, identifying the Permitted Investments in which the moneys held as part of the Initial Fund, the Surplus Fund, the Bond Fund and the Bond Purchase Fund were invested during the preceding period and the dates of such investment.

              Section 4.7. Investment of Initial Fund, Surplus Fund, Bond Fund and Bond Purchase Fund Moneys. Moneys held as part of the Initial Fund, the Surplus Fund, the Bond Fund and the Bond Purchase Fund shall be invested and reinvested in Permitted Investments as instructed by an Authorized Representative; provided, however, that (i) any moneys from a drawing under a Credit Facility and any moneys held by the Trustee to pay the principal or Purchase Price of, premium, if any, or interest that has become payable with respect to the Bonds shall not be invested and (ii) the Paying Agent shall not invest any moneys it receives under this Indenture. All Permitted Investments shall be held by or under the control of the Trustee and shall be deemed at all times to be a part of the fund and account which was used to purchase the same. All interest accruing thereon and any profit realized from Permitted
Investments shall be credited to the respective fund or account and any loss resulting from Permitted Investments shall be similarly charged. The Trustee is authorized to cause to be sold and reduced to cash a sufficient amount of Permitted Investments whenever the cash balance in any fund or account hereunder is or will be insufficient to make a requested or required disbursement. The Trustee shall not be responsible for any depreciation in the value of any Permitted Investment or for any loss resulting from such sale, so long as the Trustee performs its obligations hereunder in accordance with the provisions of
Section 7.1(e). Absent specific instructions from the Company to invest cash balances in Permitted Investments hereunder, the Trustee shall invest in Permitted Investments constituting obligations of the U.S. Treasury or its agencies having a term to maturity of not more than 30 days or any money market fund or similar investment fund that purchases and holds exclusively obligations of the United

States of America or its agencies that have a term to maturity of not more than 30 days. Notwithstanding anything to the contrary herein provided, moneys constituting Eligible Funds shall only be invested in Government obligations maturing on or before the date such Eligible Funds will be required for disbursement. Notwithstanding anything to the contrary herein provided, moneys deposited in the Surplus Fund pursuant to Section 3.4 of the Agreement shall not be invested at a yield exceeding the yield on the Bonds.

              Section 4.8. Arbitrage; Arbitrage Rebate Fund. The Issuer recognizes that investment of the Bond proceeds will be at the written direction of the Company but agrees that it will not knowingly commit any act, nor omit to take any action, that would cause the Bonds to be "arbitrage bonds" within the meaning of Section 148 of the Code and the applicable regulations thereunder. There is hereby established with the Trustee a Rebate Fund (the "Rebate Fund"). Any provisions in this Indenture to the contrary notwithstanding, amounts credited to the Rebate Fund shall be free and clear of any lien hereunder.

              The Trustee shall deposit in the Rebate Fund the amount forwarded to the Trustee by the Company pursuant to Section 8.9(b) of the Agreement. Within 30 days after the end of each fifth anniversary of the Issue Date, commencing on the fifth anniversary of the Issue Date, the Trustee, acting on behalf of the Issuer, shall pay to the United States in accordance with Section 148(f) of the Code from the moneys then on deposit in the Rebate Fund an amount equal to 90% (or such greater percentage not in excess of 100% as the Company may direct the Trustee to pay) of the amount certified by the Company to be the required rebate to the United States as calculated under Section 148(a)(2) of the Code (hereinafter called the "Rebate Amount") Within 60 days after the payment in full of all outstanding Bonds, the Trustee shall pay to the United States in accordance with Section 148(f) of the Code from the moneys then on deposit in the Rebate Fund an amount equal to 100% of the Rebate Amount and any moneys remaining in the Rebate Fund following such payment shall be paid to the Company.

              The Trustee shall be entitled to rely on the calculations made pursuant to this Section and neither the Issuer nor the Trustee shall be responsible for any loss or damage resulting from any good faith action taken or omitted to be taken in reliance upon such calculations.

              The Trustee shall obtain and keep such records of the computations made pursuant to this Section as are required under Section 148(f) of the Code.

              If all the gross proceeds of the Bonds are expended for the governmental purpose for which the Bonds were issued within six months of the date of issuance of the Bonds, within the meaning of section 148(f) of the Code, and it is not anticipated that any other gross proceeds will arise during the remainder of the term of the Bonds, and if no Rebate Amount is otherwise payable with respect to the Bonds, the provisions of this Section shall not be applicable to the Bonds except to the extent of any gross proceeds that actually become available more than six months after the date of issuance.

              Moneys in the Rebate Fund may be invested as provided in Section
4.7 for the investment of the Initial Fund, the Surplus Fund, the Bond Fund and the Bond Purchase Fund.

              Section 4.9. Non-presentment of Bonds. In the event any Bond shall not be presented for payment when the principal thereof becomes due, either at maturity or at the date fixed for redemption thereof or otherwise, if funds sufficient to pay the principal of, premium (if any) and interest on such Bond shall have been made available to the Trustee for the benefit of the Holder or Holders thereof, payment of such Bond or portion thereof as the case may be, shall forthwith cease, terminate and be completely discharged, and thereupon it shall be the duty of the Trustee, subject to any applicable escheat laws, to hold such fund or funds uninvested in the Bond Fund, without liability to the Holder of such Bond for interest thereon, for the benefit of the Holder of such Bond, who shall thereafter be restricted exclusively to such fund or funds, for any claim of whatever nature on his/her part on, or with respect to, said Bond, or portion thereof, or premium, if any.

                                    ARTICLE V

                                DISCHARGE OF LIEN

              Section 5.1. Discharge of Lien and Security Interest. Upon payment in full of all of the Bonds, these presents and the Security Interests shall cease, determine and be discharged, and thereupon the Trustee, upon receipt by the Trustee of an opinion of Counsel stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with shall
(i) cancel and discharge this Indenture and the Security Interests, and (ii) execute and deliver to the Issuer and the Company, at the Company's expense, such instruments in writing as shall be required to cancel and discharge this Indenture and the Security Interests and reconvey to the Issuer and the Company the Security, and assign and deliver to the Issuer and the Company so much of the Security as may be in its possession or subject to its control, except for moneys and Government Obligations held in the Bond Fund for the purpose of paying Bonds and except for moneys held in the Bond Purchase Fund for the purpose of paying the Purchase Price of the Bonds which have been purchased pursuant to Section 2.6(g); and (iii) return any Credit Facility to the Credit Issuer; provided, however, that the cancellation and discharge of this Indenture pursuant to Section 5.2 shall not terminate the powers and rights granted to the Trustee, the Registrar, the Tender Agent and the Paying Agent with respect to the payment, registration of transfer and exchange of the Bonds; and provided, further, that the rights of the Issuer, the Trustee, the Registrar, the Tender Agent and the Paying Agent to indemnity, non-liability and payment of all reasonable fees and expenses shall survive the cancellation and discharge of this Indenture pursuant to Section 5.1 or 5.2. If the Bonds are rated by a Rating Agency, notice of payment in full of the Bonds shall be furnished to such Rating Agency.

              Section 5.2. Provision for Payment of Bonds. During the Fixed Rate Period, Bonds shall be deemed to have been paid within the meaning of Section
5.1 if:

              (a) there shall have been irrevocably deposited in the Bond Fund either:

              (i) sufficient Eligible Funds, or

              (ii) Government obligations purchased with Eligible Funds of such maturities and interest payment dates and bearing such interest as will, in the opinion of a nationally recognized firm of certified public accountants, without further investment or reinvestment of either the principal amount thereof or the interest earnings thereon (said earnings also to be held in trust), be sufficient together with any moneys referred to in subsection (i) above, for the payment at their respective maturities or redemption dates prior to maturity of the principal thereof and the redemption premium, if any, and interest to accrue thereon at such maturity or redemption dates, as the case may be;

              (b) there shall have been paid or provision duly made for the payment of all fees and expenses of the Issuer, the Trustee, the Registrar, the Paying Agent, the Remarketing Agent and the Tender Agent due or to become due; and

              (c) if any Bonds are to be redeemed on any date prior to their maturity, the Trustee shall have received in form satisfactory to it irrevocable instructions from an Authorized Representative to redeem such Bonds on such date and either evidence satisfactory to the Trustee that all redemption notices required by this Indenture have been given or irrevocable power authorizing the Trustee to give such redemption notices has been granted to the Trustee.

              Limitations set forth elsewhere herein regarding the investment of moneys held by the Trustee in the Bond Fund shall not be construed to prevent the depositing and holding in the Bond Fund of the obligations described in paragraph (a) (ii) of this section for the purpose of defeasing the lien of this Indenture as to Bonds which have not yet become due and payable. In addition, all moneys so deposited with the Trustee as provided in this Section 5.2 may also be invested and reinvested, at the direction of the Company, in Government obligations, maturing in the amounts and times as hereinbefore set forth, and all income from all Government Obligations in the hands of the Trustee pursuant to this Section 5.2 which is not required for the payment of the Bonds and interest and redemption premium, if any, thereon with respect to which such moneys shall have been so deposited shall be deposited in the Bond Fund as and when realized and collected for use and application as are other moneys deposited in the Bond Fund.

              If the Bonds are to be rated by a Rating Agency at or prior to the time provision for payment shall be made there shall be delivered to the Rating Agency the opinion of nationally recognized certified public accountants referred to in Section 5.2 (a) (ii) above and a written opinion of counsel experienced in bankruptcy law matters and in form satisfactory to the Rating Agency that the deposit and use of such monies will not constitute an avoidable preferential payment pursuant to Section 547 of the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq., or a post-petition transfer in the event of an Act of Bankruptcy.

              Section 5.3. Discharge of this Indenture. Notwithstanding the fact that the lien of this Indenture upon the Security may have been discharged and cancelled in accordance with Section 5.1, this Indenture and the rights granted and duties imposed hereby, to the extent not inconsistent with the fact that the lien upon the Security may have been discharged and cancelled, shall nevertheless continue and subsist after payment in full of the Bonds until the Trustee shall have returned to the Company or the Credit Issuer, as the case may be, all funds held by the Trustee which the Company is entitled to receive pursuant to this Indenture.

                                   ARTICLE VI

                         DEFAULT PROVISIONS AND REMEDIES

              Section 6.1. Events of Default. Any one of the following shall constitute an Event of Default hereunder:

              (a) Default in the payment of any interest on any Bond when and as the same shall have become due;

              (b) Default in the payment of the principal of or any premium on any Bond when and as the same shall become due, whether at the stated maturity or redemption date thereof or by acceleration;

              (c) Default in the payment of the Purchase Price of any Bond required to be purchased hereunder when and as the same shall become due;

              (d) Default in the observance or performance of any other of the covenants, agreements or conditions on the part of the Issuer included in this Indenture or in the Bonds and the continuance thereof for a period of thirty
(30) days after written notice to the Issuer, the Credit Issuer, if a Credit Facility is then in effect, and the Company has been given by the Trustee, provided that the Credit Issuer shall have consented to the same constituting an Event of Default;

              (e) The occurrence of an Event of Default under the Agreement;

              (f) If a Credit Facility is in effect, the Trustee and the Tender Agent shall have received a written notice from the Credit Issuer of the occurrence and continuance of an Event of Default as defined in the Credit Agreement; or

              (g) If a Credit Facility is in effect, the Trustee and the Tender Agent shall have received, within 10 calendar days following a drawing under the Credit Facility to pay interest on the Bonds, written notice from the Credit Issuer that it has not been reimbursed for the amount of such drawing together with interest, if any, due pursuant to the Credit Agreement and that the amount of such drawing will not be reinstated as provided in the Credit Facility.

              Section 6.2. Acceleration. Subject to the requirement that the consent of the Credit Issuer, if any, to any acceleration must be obtained in the case of an Event of Default described in Section 6.1(d) or (e), upon the occurrence of any Event of Default hereunder the Trustee may and upon (i) the written request of the Holders of not less than twenty-five percent (25%) in aggregate principal amount of Bonds then Outstanding or (ii) the occurrence of an Event of Default under Section 6.1(a), (b), (c), (f) or (g), the Trustee immediately shall, by notice in writing sent to the Issuer, the Company, the Paying Agent and the Tender Agent, and, if a Credit Facility is then in effect, the Credit Issuer, declare the principal of and any premium on all Bonds then Outstanding (if not then due and payable) and the interest accrued thereon to be due and payable immediately, and, upon said declaration, such principal and premium, if any, and interest shall become and be immediately due and payable. Upon any declaration of acceleration hereunder, the Trustee shall immediately exercise such rights as it may have under the Agreement to declare all payments thereunder to be immediately due and payable, interest on the Bonds shall cease to accrue as provided in Section 6.7 and, if a Credit Facility is in effect, to the extent it has not already done so and to the extent necessary, the Trustee shall immediately draw upon the Credit Facility as provided in Section 3.8 (a)
(iii) The Trustee shall pay the principal of, premium, if any, and interest on the Bonds to the Holders as soon as is practicable following the receipt of funds from such drawing.

              Immediately following any such declaration of acceleration, the Trustee shall cause to be mailed notice of such declaration by first class mail, postage prepaid, to each Holder of a Bond at his/her last address appearing on the Register. Any defect in or failure to give such notice of such declaration shall not affect the validity of such declaration.

              Section 6.3. Other Remedies; Rights of Holders. Upon the happening and continuance of an Event of Default hereunder the Trustee may, only with the prior written consent of the Credit Issuer, if any, in the case of an Event of Default described in Section 6.1(d) or (e), with or without taking action under
Section 6.2, pursue any available remedy to enforce the performance of or compliance with any other obligation or requirement of this Indenture or the Agreement.

              Subject to the requirement that the consent of the Credit Issuer, if any, to the exercise by the Trustee of any such available remedy must be obtained in the case of an Event of Default described in Section 6.1(d) or (e), upon the happening and continuance of an Event of Default, and if requested to do so by the Holders of at least twenty-five percent (25%) in aggregate principal amount of Bonds then outstanding and if the Trustee is indemnified as provided in Section 7.1, the Trustee shall exercise such of the rights and powers conferred by this section and by Section 6.2 as the Trustee, being advised by Counsel, shall deem most effective to enforce and protect the interests of the Holders and, except to the extent inconsistent with the interests of the Holders, the Credit Issuer, if any.

              No remedy by the terms of this Indenture conferred upon or reserved to the Trustee (or to the Holders) is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to any other remedy given to the Trustee or to the Holders hereunder or now or hereafter existing.

              No delay or omission to exercise any right or power accruing upon any default or Event of Default shall impair any such right or power or shall be construed to be a waiver of any such default or Event of Default or acquiescence therein and every such right and power may be exercised from time to time and as often as may be deemed expedient.

              No waiver of any default or Event of Default hereunder, whether by the Trustee or by the Holders, shall extend to or shall affect any subsequent default or Event of Default or shall impair any rights or remedies consequent thereon.

              The Trustee, as the assignee of substantially all right, title and interest of the Issuer in and to the Agreement, shall be empowered to enforce each and every right granted to the Issuer under the Agreement other than Reserved Rights.

              Section 6.4. Right of Holders and Credit Issuer to Direct Proceedings. Anything in this Indenture to the contrary notwithstanding, and subject, if a Credit Facility is then in effect, to the rights of the Credit Issuer as provided in Sections 6.2 and 6.3, the Holders of a majority in aggregate principal amount of Bonds then Outstanding shall have the right at any time, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of this Indenture, or any other proceedings hereunder; provided that such direction shall not be otherwise than in accordance with the provisions of law and of this Indenture, and provided that the Trustee shall be indemnified to its satisfaction and the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. No Holder shall individually have the right to present a draft to, or otherwise make a demand on, the Credit Issuer to collect amounts available under the Credit Facility.

              No Holder shall have the right to institute any proceeding for the enforcement of this Indenture unless such Holder has given the Trustee and the Company written notice of an Event of Default, the Holders of a majority in aggregate principal amount of the Bonds then outstanding shall have requested the Trustee in writing to institute such proceeding, the Trustee shall have been afforded a reasonable opportunity to exercise its powers or to institute such proceeding, there shall have been offered to the Trustee indemnity satisfactory to it against the cost, expense and liability to be incurred in connection with such request and the Trustee shall have thereafter failed or refused to exercise such powers or to institute such proceeding within sixty days (60) after receipt of notice with no inconsistent direction given during such sixty days (60) by the Holders of a majority in aggregate principal amount of the Bonds then Outstanding. Nothing in this Indenture shall affect or impair any right of enforcement conferred on any Holder by the Act to enforce (i) the payment of the principal of and premium, if any, and interest on Bonds at and after the maturity thereof, or (ii) the obligation of the Issuer to pay the principal of, premium, if any, and interest on Bonds to such Holder at the time, place, from the sources and in the manner as provided in this Indenture.

              Section 6.5. Discontinuance of Default Proceedings. Prior to the drawing on a Credit Facility, if any, pursuant to Section 3.8(a)(iii), in case the Trustee shall have proceeded to enforce any right under this Indenture by the appointment of a receiver or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely, then and in every such case the Issuer, the Credit Issuer, if any, and the Trustee shall be restored to their former positions and rights hereunder and all rights, remedies and powers of the Trustee and Credit Issuer shall continue as if no such proceedings had been taken subject to the limits of any adverse determination.

              Section 6.6. Waiver. The Trustee, with the consent of the Credit Issuer, if any, may waive any default or Event of Default hereunder and its consequences and rescind any declaration of acceleration of maturity of principal, and shall do so upon the written request of the Credit Issuer, if any; provided, however, that there shall be no such waiver or rescission unless the Purchase Price and all principal, premium, if any, and interest on the Bonds in arrears, together with interest thereon (to the extent permitted by law) at the applicable rate of interest borne by the Bonds and all fees and expenses of the Trustee and the Issuer shall have been paid or provided for. The Trustee may not waive any default or Event of Default until the amount available to be drawn under any Credit Facility then in effect in respect of the principal and Purchase Price of and interest on the Bonds has been reinstated in full.

              Section 6.7. Application of Moneys. All moneys received by the Trustee pursuant to any right given or action taken under the provisions of this
Article VI shall be deposited in the Bond Fund and, after payment (out of moneys derived from a source other than the Credit Facility, Eligible Funds, moneys held for the purchase of Untendered Bonds, moneys held for the redemption of Bonds and proceeds from the remarketing of Bonds) of (i) the cost and expenses of the proceedings resulting in the collection of such moneys and of the expenses, liabilities and advances incurred or made by the Trustee, including reasonable attorneys' fees, and all other outstanding fees and expenses of the Trustee, and thereafter any fees, expenses, liabilities and advances due to, or incurred or made by, the Paying Agent, the Tender Agent and the Registrar and
(ii) any sums due to the Issuer under the Agreement (other than Repayments), such moneys shall be applied in the order set forth below:

              (a) Unless the principal of all Bonds shall have become or been declared due and payable, all such moneys shall be applied:

                     First: To the payment of all installments of interest then due on the Bonds in order of priority first to installments past due for the greatest period and, if the amount available shall not be sufficient to pay in full any particular installment, then to the ratable payment of the amounts due on such installment; and

                     Second: To the payment of the unpaid principal of and
              premium, if any, of the Bonds which shall have become due (other than Bonds called for redemption for the payment of which moneys are held pursuant to the provisions of this Indenture), with interest on such Bonds from the respective dates upon which they became due (at the rate borne by the Bonds, to the extent permitted by law) and, if the amount available shall not be sufficient to pay in full Bonds due on any particular date, together with such premium, then to the ratable payment of the amounts due on such date.

              (b) If the principal of all the Bonds shall have become or been declared due and payable, all such moneys shall be applied to the payment of the principal, premium, if any, and interest then due and unpaid upon the Bonds, without preference or priority as between principal, premium, interest, installments of interest or Bonds, ratably according to the amounts due respectively for principal, premium and interest to the persons entitled thereto.

              (c) If the principal on all Bonds shall have been declared due and payable, and if such declaration shall thereafter have been rescinded under this Article then, subject to subsection (b) of this Section in the event that the principal of all the Bonds shall again become or be declared due and payable, the moneys shall be applied in accordance with subsection (a) of this Section.

              Notwithstanding the foregoing, unless the Credit Facility permits drawings to pay premium with respect to Bonds, the Trustee shall be obligated to apply moneys received under a Credit Facility then in effect and Eligible Funds taken into account in calculating the required draw under such Credit Facility, only to principal and Purchase Price of, and interest on the Bonds (except Bonds that are not entitled to any benefit of the Credit Facility as provided in
Section 3.8). Whenever moneys are to be applied pursuant to this Section, the Trustee shall fix the date which shall be not more than seven calendar days after such acceleration upon which such application is to be made and upon such date interest on the principal amount of Bonds to be paid on such dates shall cease to accrue. The Trustee shall give such notice as it may deem appropriate of the deposit with it of any such moneys and of the fixing of any such date.

              Section 6.8 Rights of a Credit Issuer. All rights of any Credit Issuer under this Indenture to consent to certain extensions, remedies, waivers, actions and amendments hereunder shall cease, determine and become null and void
(i) for so long as the Credit Issuer wrongfully dishonors any draft (or other appropriate form of demand) presented in strict conformity with the requirements of the Credit Facility and has not honored a subsequent draft (or other appropriate form of demand), if any, thereunder or (ii) if no Credit Facility is in effect or any Credit Facility terminates in accordance with its terms.

                                   ARTICLE VII

                THE TRUSTEE; THE PAYING AGENT; THE TENDER AGENT;
                      THE REGISTRAR; THE REMARKETING AGENT

              Section 7.1. The Trustee is hereby appointed and does hereby agree to act in such capacity, and to perform the duties of the Trustee under this Indenture, but only upon and subject to the following express terms and conditions (and no implied covenants or other obligations shall be read into this Indenture against the Trustee):

              (a) The Trustee may execute any of its trusts or powers hereunder and perform any of its duties by or through attorneys, agents, receivers or employees and shall not be held liable for their actions if such agents are selected with reasonable care. The Trustee shall be entitled to advice of Counsel concerning all matters hereunder, and may in all cases pay such reasonable compensation to all such attorneys, agents, receivers and employees. The Trustee may act upon the opinion or advice of Counsel, accountants, engineers or surveyors selected by it in the exercise of reasonable care or, if the same are selected by the Issuer, approved by the Trustee in the exercise of reasonable care. The Trustee shall not be responsible for any loss or damage resulting from any action or non-action in good faith in reliance upon such opinion or advice.

              (b) The Trustee shall not be responsible for any recital herein or in the Bonds, or for the recording, rerecording, filing or re-filing of this Indenture, of any financing statements or continuation statements, or for insuring the Security or the Project or collecting any insurance moneys, or for the validity of this Indenture or of any supplements hereto or instruments of further assurance, or for the sufficiency of the security for the Bonds issued hereunder or intended to be secured hereby, or for the value of or title to the Project or otherwise as to the maintenance of the Security. The Trustee shall have no obligation to perform any of the duties of the Issuer under the Agreement. The Trustee shall not be liable to the Company, any Holder, any Beneficial owner or any other Person for any loss suffered in connection with any investment of funds made by it in accordance with Section 4.7. The Trustee shall not be liable to the Company for any loss suffered as a result of or in connection with any investment of funds made by the Trustee in good faith as instructed by or approved by an Authorized Representative.

              (c) The Trustee shall not be accountable for the Use of any Bonds authenticated or delivered hereunder after such Bonds shall have been delivered in accordance with instructions of the Issuer or for the use by the Company of the proceeds of the Bonds advanced to the Company as provided in the Agreement or for the use or application of any moneys received by the Paying Agent. The Trustee may become the owner of Bonds secured hereby with the same rights as any other Holder.

              (d) The Trustee shall be protected in acting upon opinions of Counsel and upon any notice, request, consent, certificate, order, affidavit, letter, telegram or other paper or document believed to be genuine and correct and to have been signed or sent by the proper person or persons. Any action taken by the Trustee pursuant to this Indenture upon the request or authority or consent of any person who at the time of making such request or giving such authority or consent is the Holder of any Bond shall be conclusive and binding upon all future Holders of the same Bond and upon Bonds issued in exchange therefor or in place thereof. The Trustee may conclusively rely upon a certificate furnished by a Credit Issuer as to amounts owing under the Credit Agreement.

              (e) The permissive right of the Trustee to do things enumerated in this Indenture or the Agreement shall not be construed as duties. The Trustee shall only be responsible for the performance of the duties expressly set forth herein and shall not be answerable for other than its gross negligence or bad faith in the performance of those express duties.

              (f) The Trustee shall not be personally liable for any debts contracted or for damages to persons or to personal property injured or damaged, or for salaries or non-fulfillment of contracts, relating to the Project.

              (g) The Trustee shall not be required to give any bond or surety in respect of the execution of the said trust and powers or otherwise in respect of the premises.

              (h) Before taking any action requested hereunder by the Holders (except for acceleration of the Bonds as required by Section 6.2, for drawing on the Credit Facility as required by Section 3.8(a) and with respect to the payment of principal, interest and Purchase Price to Holders), the Trustee may require satisfactory security or indemnity bond for the reimbursement of all expenses to which it may be put and to protect it against all liability, except liability which is adjudicated to have resulted from its own gross negligence or bad faith by reason of any action so taken.

              (i) All moneys received by the Trustee or the Paying Agent, until used or applied or invested as herein provided, shall be held as special trust funds for the purposes specified in this Indenture and for the benefit and security of the Holders of the Bonds and the Credit Issuer as herein provided. Such moneys need not be segregated from other funds except to the extent required by law or herein provided, and neither the Trustee nor the Paying Agent shall otherwise be under any liability for interest on any moneys received hereunder except such as may be agreed upon.

              (j) The Trustee shall not be bound to ascertain or inquire as to the performance of the obligations of the Company or the Issuer under the Agreement or this Indenture, and shall not be deemed to have, or be required to take, notice of default under this Indenture (other than under Section 6.1(a), (b) or (c) if notice thereof has been received from the Paying Agent or under
Section 6.1(f) or (g)) or the occurrence of a Determination of Taxability by reason of either the enactment of legislation or the adoption of final regulations, except (i) if no Credit Facility is in effect, in the event the Company fails to pay any Repayment when due, (ii) in the event of an insufficient amount in the Bond Fund (or any account therein) to make a principal or interest payment on the Bonds, (iii) written notification of a Determination of Taxability by the Holder of any Bonds, (iv) written notification of such default by two or more Holders with combined holdings of not less than twenty-five percent (25%) of the principal amount of Outstanding Bonds or (v) written notification from the Credit Issuer pursuant to Section 6.1 hereof, and in the absence of such notice the Trustee may conclusively presume there is no Determination of Taxability and no default except as aforesaid. The Trustee may nevertheless require the Issuer and the Company to furnish information regarding performance of their obligations under the Agreement and this Indenture, but is not obligated to do so.

              (k) The Trustee shall, prior to any Event of Default and after the curing of all Events of Default which may have occurred, perform such duties and only such duties of the Trustee as are specifically set forth in this Indenture. The Trustee shall, during the existence of any Event of Default which has not been cured, exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his/her own affairs. The foregoing shall not limit the Trustee's obligations under Section 3.8(a) or Section 6.2.

              (l) The Paying Agent, the Tender Agent and the Registrar shall each be entitled to the same rights and immunities with respect to their respective duties under this Indenture as the Trustee is under this Section 7.1 with respect to its duties hereunder.

              (m) In addition to the Trustee's other duties hereunder, the Trustee shall authenticate and cancel Bonds as provided herein, keep such books and records relating to such duties as shall be consistent with prudent industry practice and make such books and records available for inspection by the Issuer and the Company at all reasonable times. All Bonds shall be made available for authentication, exchange and registration of transfer at the principal office of the Trustee.

              (n) The Trustee shall have no duty to inspect or oversee the construction or completion of the Project or to verify the truthfulness or accuracy of the certifications made by the Company with respect to the Trustee's disbursements for Costs of the Project in accordance with the Agreement and this Indenture.

              Section 7.2. Compensation and Indemnification of Trustee, Paying Agent, Tender Agent and Registrar; Trustee's Prior Claim. The Agreement provides that the Company will pay the reasonable fees and expenses of the Issuer, the Trustee, the Tender Agent, the Paying Agent, the Placement Agent, the Remarketing Agent and the Registrar under this Indenture and all other amounts which may be payable to the Trustee, Paying Agent, Registrar or Tender Agent under this Section 7.2, and the reasonable fees and expenses of the Remarketing Agent, such fees and expenses to be paid when due and payable by the Company directly to the Trustee, Tender Agent, Paying Agent, Registrar and Remarketing Agent, respectively, for their own account.

              The Company shall (a) pay the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), (b) pay the Paying Agent, the Tender Agent and the Registrar and any other agent of the Issuer or the Company acting hereunder or under the Agreement (the Paying Agent, the Tender Agent and the Registrar and any other agent of the Issuer being herein referred to as a "Company Agent") reasonable compensation, (c) pay or reimburse each of the Trustee and any Company Agent upon request for all reasonable expenses, disbursements and advances incurred or made, in accordance with any of the provisions of this Indenture and the Agreement (including the reasonable compensation and the reasonable expenses and disbursements of its Counsel and of all agents and other persons not regularly in its employ), except to the extent that any such expense, disbursement or advance is due to its own gross negligence or bad faith, and (d) indemnify each of the Trustee and any Company Agent for, and to hold it harmless against, any loss, liability or expense incurred by it, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder or the performance of its duties hereunder or under the Agreement, including the reasonable costs and expenses of defending itself against or investigating any claim of liability in the premises, except to the extent that any such loss, liability or expense was due to its own gross negligence or bad faith. The obligations of the Company under the Agreement referred to in this Section 7.2 shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Bonds upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of the Bonds, funds held with respect to Untendered Bonds and unredeemed Bonds for which notice of redemption has been given, and except for any arbitrage rebate fund or account established pursuant hereto or pursuant to any arbitrage regulatory agreement.

              Notwithstanding the foregoing, neither the Trustee nor any Company Agent shall have any claim upon or shall be paid, prior to any Holder, from any Credit Facility, Eligible Funds or proceeds from the remarketing of Bonds, or the proceeds thereof, with respect to any such compensation, payment, reimbursement or indemnity. "Trustee", "Company Agent", "Paying Agent", "Tender Agent" and "Registrar" for purposes of this Section 7.2 shall include any predecessor Trustee, Company Agent, Paying Agent, Tender Agent and Registrar but the gross negligence or bad faith of any Trustee, Company Agent, Paying Agent, Tender Agent or Registrar shall not affect the indemnification of any other Person.

              Section 7.3. Intervention in Litigation. In any judicial proceedings to which the Issuer is a party, the Trustee may intervene on behalf of Holders, and shall intervene if requested in writing by the Holders of at least twenty-five percent (25%) in aggregate principal amount of Bonds then Outstanding.

              Section 7.4. Resignation. The Trustee and any successor Trustee may resign only upon giving sixty (60) days prior written notice to the Issuer, the Credit Issuer, if any, the Company and each Holder of Bonds then Outstanding as shown on the Register. Such resignation shall take effect only upon the appointment of a successor Trustee by the Issuer with the written consent of the Company and the Credit Issuer, if any. If no successor is appointed within sixty
(60) days after the notice of resignation, the resigning party may appoint a successor or petition any court of competent jurisdiction to appoint a successor. Upon appointment of


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

a successor Trustee, the resigning Trustee shall assign all of its right, title and interest in the Security, including its right, title and interest in any Credit Facility then in effect and the Indenture, to the successor Trustee. The successor Trustee shall be a national banking association or a bank or trust company organized under the laws of the United States of America or any state of the United States, or the District of Columbia, having a combined capital stock, surplus and undivided profits aggregating at least $50,000,000, and, if the Bonds are rated by a Rating Agency, the successor Trustee must be a bank or trust company whose outstanding bank deposit obligations are rated at least Baa3/P-3 or otherwise be acceptable to such Rating Agency. Any successor Trustee shall accept in writing its duties and responsibilities hereunder and such writing shall be filed with the Issuer, the Credit Issuer, if any, and the Company.

              Section 7.5. Removal of Trustee. The Trustee may be removed at any time, by an instrument or concurrent instruments in writing delivered to the Trustee, the Credit Issuer, if any, the Issuer and the Company and signed by the Holders of a majority in aggregate principal amount of Bonds then Outstanding. Upon such removal, the Trustee shall assign to the successor Trustee all of its right, title and interest in the Security in the same manner as provided in
Section 7.4. If the Bonds are rated by a Rating Agency, notice concerning any change in the Trustee shall be furnished to such Rating Agency.

              Section 7.6. Paying Agent. Wachovia Bank of North Carolina, National Association, is hereby appointed by the Issuer as the initial Paying Agent. The Issuer, at the direction of the Company and with the approval of the Remarketing Agent and the Credit Issuer, if any, shall appoint any successor Paying Agent for the Bonds, subject to the conditions set forth in Section 7.8. The Paying Agent shall designate to the Issuer and the Trustee its principal office for all purposes hereof and signify its acceptance of the duties imposed upon it hereunder by a written instrument of acceptance delivered to the Issuer and the Trustee under which the Paying Agent shall agree, particularly:

                     (i) to hold all sums held by it for the payment of the principal of, premium, if any, or interest on the Bonds in trust for the benefit of the Holders of the Bonds until such sums shall be paid to such Holders of the Bonds or otherwise disposed of as herein provided;

                     (ii) to perform its obligations under Article II of this Indenture; and

                     (iii) to keep such books and records relating to its duties as Paying Agent as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Issuer, the Trustee and the Company at all reasonable times.

The Issuer shall cooperate with the Trustee, the Paying Agent and the Company to cause the necessary arrangements to be made and to be thereafter continued whereby:

              (a) funds derived from the sources specified in this Indenture will be made available at the principal office of the Paying Agent for the timely payment of principal, premium, if any, and interest on the Bonds; and

              (b) the Paying Agent shall be furnished such records and other information, at such times, as shall be required to enable the Paying Agent to perform the duties and obligations imposed upon it hereunder.

              In carrying out its responsibilities hereunder the Paying Agent will act for the benefit of the Holders. Notwithstanding anything to the contrary in this Indenture, the Paying Agent shall not invest any moneys it receives from a draw on the Credit Facility if any.

              No purchase of Bonds by the Paying Agent shall constitute a redemption of Bonds or any extinguishment of the debt represented thereby or constitute the Paying Agent the owner of such Bonds for any purpose whatsoever.

              Section 7.7. Tender Agent. Wachovia Bank of North Carolina, National Association, is hereby appointed by the Issuer as the initial Tender Agent. The Issuer, at the direction of the Company and with the approval of the Remarketing Agent and the Credit Issuer, shall appoint any succeeding Tender Agent for the Bonds, subject to the conditions set forth in Section 7.8. The Tender Agent shall designate to the Issuer and the Trustee its principal office for all purposes hereof and signify its acceptance of the duties imposed upon it hereunder by a written instrument of acceptance delivered to the Issuer and the Trustee under which the Tender Agent shall agree, particularly:

                     (i) to hold all sums held by it for the payment of the principal of, premium, if any, or interest on the Bonds in trust for the benefit of the Holders of the Bonds until such sums shall be paid to such Holders of the Bonds or otherwise disposed of as herein provided;

                     (ii) to perform its obligations under this Indenture; and

                     (iii) to keep such books and records relating to its duties as Tender Agent as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Issuer, the Trustee and the Company at all reasonable times.

              The Issuer shall cooperate with the Trustee and the Company to cause the necessary arrangements to be made and to be thereafter continued whereby the Tender Agent shall be furnished such records and other information, at such times, as shall be required to enable the Tender Agent to perform the duties and obligations imposed upon it hereunder.

              No delivery of Bonds to the Tender Agent shall constitute a redemption of Bonds or any extinguishment of the debt represented thereby or constitute the Tender Agent the owner of such Bonds for any purpose whatsoever.

              Section 7.8. Qualifications of Paying Agent and Tender Agent; Resignation; Removal.

              (a) The Paying Agent and the Tender Agent shall each be a bank or trust company duly organized under the laws of the United States of America or any state or territory thereof, having a combined capital stock, surplus and undivided profits of at least $15,000,000 and authorized by law to perform all the duties imposed upon it by this Indenture. The principal office of each of the Paying Agent and the Tender Agent for all purposes hereof shall be the off ice of the Paying Agent or the Tender Agent, as the case may be, at which all deliveries to it hereunder shall be made and any and all notices and other communications in connection herewith shall be delivered. The Paying Agent or the Tender Agent may at any time resign and be discharged of its duties and obligations created by this Indenture by giving at least sixty (60) days' notice to the Issuer, the Company and the Trustee. The Paying Agent or the Tender Agent may be removed at any time, at the direction of the Company, by an instrument, signed by the Issuer, filed with such Paying Agent or Tender Agent, as the case may be, and with the Trustee.

              (b) In the event of the resignation or removal of the Paying Agent or the Tender Agent, the Paying Agent or the Tender Agent, as the case may be, shall deliver any moneys and any Bonds and any related books and records held by it in such capacity to its successor or, if there be no successor, to the Trustee.

              (c) In the event that the Paying Agent or the Tender Agent shall resign or be removed, or be dissolved, or if the property or affairs of the Paying Agent or the Tender Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and the Issuer shall not have appointed a successor Paying Agent or Tender Agent (any appointment by the Issuer shall be with the prior written consent of the Company), as the case may be, the Trustee shall, upon receiving written notice from the Issuer that the Issuer has not appointed a successor Paying Agent or Tender Agent, as the case may be, ipso facto be deemed to be the Paying Agent or Tender Agent, as the case may be, for all purposes of this Indenture until the appointment by the Issuer of a successor Paying Agent or Tender Agent, as the case may be. If the Bonds are rated by a Rating Agency, any successor Paying Agent or Tender Agent shall be a bank or trust company whose outstanding bank deposit obligations are rated at least Baa3/P-3 or otherwise be acceptable to such Rating Agency.

              Section 7.9. Instruments of Holders. Any instrument required by this Indenture to be executed by Holders may be in any number of writings of similar tenor and may be executed by Holders in person or by agent appointed in writing. Proof of the execution of any such instrument or of the writing appointing any such agent and of the ownership of Bonds given in any of the following forms shall be sufficient for any of the purposes of this Indenture:

                     (i) A certificate of any officer in any jurisdiction who by law has power to take acknowledgements within such jurisdiction that the person signing such writing acknowledged before him/her the execution thereof.

                     (ii) A certificate executed by any trust company or bank stating that at the date thereof the party named therein did exhibit to an officer of such trust company or bank, as the property of such party, the Bonds therein mentioned.

              The Trustee may rely on such an instrument of Holders unless and until the Trustee receives notice in the form specified in (i) or (ii) above that the original such instrument is no longer reliable. In the event that the Trustee shall receive conflicting directions from two or more groups of Holders, each with combined holdings of not less than twenty-five percent (25%) of the principal amount of Outstanding Bonds, the directions given by the group of Holders which holds the largest percentage of Bonds shall be controlling and the Trustee shall follow such directions to the extent required herein.

              Section 7.10. Power to Appoint Co-Trustees. At any time or times, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Project may at the time be located, the Issuer and the Trustee shall have power to appoint and, upon the request of the Trustee or of the Holders of a majority of the aggregate principal amount of the Bonds then Outstanding, the Issuer shall for such purpose join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more persons approved by the Trustee and the Company either to act as co-trustee or co-trustees, jointly with the Trustee of all or any part of the Project, or to act as separate trustee or separate co-trustees of all or any part of the Project, and to vest in such person or persons, in such capacity, such title to the Project or any part thereof, and such rights, powers, duties, trusts or obligations as the Issuer and the Trustee may consider necessary or desirable, subject to the remaining provisions of this section.

              The Trustee and co-trustee, if any, may by written instrument between them designate and assign either the Trustee or the co-trustee or both of them to perform all or any part of the responsibilities and duties of the Trustee under this Indenture.

              If the Issuer shall not have joined in such appointment within thirty (30) days after the receipt by it of a written request to do so, or in case an Event of Default shall have occurred and be continuing, the Trustee and the Company shall have the power to make such appointment.

              The Issuer shall execute, acknowledge and deliver all such instruments as may be required by any such co-trustee or separate trustee for more fully confirming such title, rights, powers, trusts, duties and obligations to such co-trustee or separate trustee.

              Every co-trustee or separate trustee appointed pursuant to this section, to the extent permitted by law or any applicable contract, shall be subject to the following terms, namely:

              (a) This Indenture shall become effective at the time the Bonds shall be authenticated and delivered, and thereupon such co-trustee or separate trustee shall have all rights, powers, trusts, duties and obligations by this Indenture conferred upon the Trustee in respect of the custody, control or management of moneys, papers, securities and other personal property.

              (b) All rights, powers, trusts, duties and obligations conferred or imposed upon the trustees shall be conferred or imposed upon and exercised or performed by the Trustee, or by the Trustee and such co-trustee or co-trustees, or separate trustee or separate trustees, as shall be provided in the instrument appointing such co-trustee or co-trustees or separate trustee or separate trustees, except to the extent that, under the law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such act or acts shall be performed by such co-trustee or co-trustees or separate trustee or separate trustees.

              (c) Any request in writing by the Trustee to any cotrustee or separate trustee to take or to refrain from taking any action hereunder shall be sufficient warrant for the taking, or the refraining from taking, of such action by such co-trustee or separate trustee.

              (d) Any co-trustee or separate trustee, to the extent permitted by law, may delegate to the Trustee the exercise of any right, power, trust, duty or obligation, discretionary or otherwise.

              (e) The Trustee at any time, by an instrument in writing, with the concurrence of the Company and the Issuer evidenced by a resolution, may accept the resignation of any cotrustee or separate trustee appointed under this
Section 7.10, and, in case an Event of Default shall have occurred and be continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Issuer and the Company. Upon the request of the Trustee, the Issuer and the Company shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section 7.10.

              (f) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

              (g) Any moneys, paper, securities or other items of personal property received by any such co-trustee or separate trustee hereunder shall forthwith, so far as may be permitted by law, be turned over to the Trustee.

              Upon the acceptance in writing of such appointment by any such co-trustee or separate trustee, it or he shall be vested with the security interest in the Security and with such rights, powers, duties, trusts or obligations, as shall be specified in the instrument of appointment jointly with the Trustee (except insofar as applicable law makes it necessary for any such cotrustee or separate trustee to act alone) subject to all the terms of this Indenture. Every such acceptance shall be filed with the Trustee. If the Bonds are rated by a Rating Agency, any cotrustee and separate trustee shall be a bank or trust company whose bank deposit obligations are rated at least Baa-3/P-3 or otherwise be acceptable to such Rating Agency.

              In case any co-trustee or separate trustee shall die, become incapable of acting, resign or be removed, the security interest in the Security and all rights, powers, trusts, duties and obligations of said co-trustee or separate trustee shall, so far as permitted by law, vest in and be exercised by the Trustee unless and until a successor co-trustee or separate trustee shall be appointed in the same manner as provided for with respect to the appointment of a successor Trustee pursuant to Section 7.4 hereof.

              Section 7.11. Filing of Financing Statements. The Company shall file or record or cause to be filed or recorded all Financing Statements that are required in order fully to protect and preserve the security interests and the priority thereof and the rights and powers of the Trustee in connection therewith, including without limitation all continuation statements for the purpose of continuing without lapse the effectiveness of (i) those Financing Statements which shall have been filed at or prior to the issuance of the Bonds in connection with the security for the Bonds pursuant to the authority of the U.C.C., and (ii) any previously filed continuation statements that shall have been filed as required herein. The Issuer and the Trustee shall sign, and the Trustee shall deliver to the Company or its designee, all such Financing Statements as may be required for the purposes specified in the preceding sentence. Upon the filing of any such Financing Statement the Company shall immediately notify the Issuer and the Trustee that the same has been accomplished and deliver to the Issuer and the Trustee an opinion of Counsel to the effect that such filings are sufficient to maintain perfection and priority of the security interests granted in this Indenture.

              Section 7.12. Remarketing Agent. At the request of the Company, Wachovia Bank of Georgia, National Association is hereby appointed as the initial Remarketing Agent. The Issuer, at the direction of the Company, and with the consent of the Credit Issuer, which consent shall not be unreasonably withheld, shall appoint any successor Remarketing Agent for the Bonds, subject to the conditions set forth in Section 7.13. Any Remarketing Agent shall designate to the Issuer and the Trustee its principal office for purposes hereof, which shall be the office of such Remarketing Agent at which all notices and other communications in connection herewith may be delivered to it, and signify its acceptance of the duties and obligations imposed upon it hereunder by a written instrument of acceptance delivered to the Issuer, the Company, the Trustee and the Credit Issuer under which such Remarketing Agent shall agree particularly (i) to hold all Bonds delivered to it hereunder in trust for the benefit of the respective Holders of Bonds that delivered such Bonds until moneys representing the Purchase Price of such Bonds are delivered to or for the account of or to the order of such Holders of Bonds; (ii) to hold all moneys delivered to it hereunder for the purchase of Bonds in trust for the benefit of the person or entity that has delivered such moneys until the Bonds purchased with such moneys are delivered to or for the account of such person or entity; and (iii) to keep books and records with respect to its activities hereunder available for inspection by the Issuer, the Trustee, the Company and the Credit Issuer, if any, at all reasonable times.

              Section 7.13. Qualifications of Remarketing Agent; Resignation; Removal. The Remarketing Agent shall be a financial institution or registered broker/dealer authorized by law to perform all the duties imposed upon it by this Indenture. The Remarketing Agent may at any time resign and be discharged of its duties and obligations created by this Indenture by giving at least thirty (30) days notice to the Issuer, the Company, the Tender Agent, the Paying Agent, the Trustee and the Credit Issuer, if any. The Remarketing Agent may be removed at any time, upon not less than thirty (30) days' notice, at the direction of the Company, by an instrument signed by the Issuer and the Company and filed with the Remarketing Agent, the Trustee, the Paying Agent, the Tender Agent and the Credit Issuer, if any; provided that no such removal shall be effective until a successor Remarketing Agent has been appointed in accordance with this Section and Section 7.12. If the Bonds are rated by a Rating Agency, any successor Remarketing Agent shall be a bank or trust company whose outstanding bank deposit obligations are rated at least Baa-3/P-3 or otherwise be acceptable to such Rating Agency.

              Section 7.14. Several Capacities. Anything in this Indenture to the contrary notwithstanding, the same entity may serve hereunder as the Trustee, the Credit Issuer, the Paying Agent, the Tender Agent, the Registrar and the Remarketing Agent and in any other combination of such capacities, to the extent permitted by law.

              Section 7.15. Trustee Not Responsible for Duties of Remarketing Agent, Tender Agent, Registrar and Paying Agent. Notwithstanding anything to the contrary in this Indenture, the Trustee shall not be liable or responsible for any of the duties or obligations of the Remarketing Agent, the Tender Agent, the Registrar or the Paying Agent under this Indenture (or be liable or responsible for the acts or omissions of the Paying Agent, the Tender Agent, the Registrar or the Remarketing Agent or any action taken by the Trustee or failure to act in reasonable reliance upon any action or failure to act by the Paying Agent, the Tender Agent, the Registrar or the Remarketing Agent) except for the duties imposed upon, or the acts and omissions of, the Trustee as the Tender Agent or the Paying Agent after receipt of the written notice provided for in Section 7.8(c) to the effect that a successor agent has not been appointed by the Issuer. The Trustee shall not be bound to ascertain or inquire as to the truth or accuracy of any information provided to it by the Paying Agent, the Tender Agent, the Registrar or the Remarketing Agent but may for any purpose conclusively rely upon any information given to the Trustee by the Paying Agent, the Tender Agent, the Registrar or the Remarketing Agent.

              Section 7.16. Cooperation of the Issuer. Subject to the provisions of Section 9.9, the Issuer shall cooperate with the Trustee, the Paying Agent, the Tender Agent, the Registrar, the Remarketing Agent and the Company, if requested to do so by the Trustee or the Company and to the extent it may lawfully do so, to cause the necessary arrangements to be made and to be thereafter continued whereby funds from the sources specified in Section 4.4 will be made available to pay the Purchase Price of Bonds presented to the Tender Agent.

              Section 7.17. Cooperation of the Trustee, the Tender Agent, the Registrar and the Paying Agent. The Trustee, the Tender Agent, the Registrar and the Paying Agent shall cooperate in all respects and shall provide to the other in a timely fashion the information and knowledge each possesses so that the Trustee and each of such parties may faithfully exercise their respective obligations hereunder.

                                  ARTICLE VIII

                       AMENDMENTS, SUPPLEMENTAL INDENTURES

              Section 8.1. Supplemental Indentures. The Issuer and the Trustee, with the consent of the Credit Issuer, if any, but without the consent of or notice to any Holders, may enter into an indenture or indentures supplemental to this Indenture that do not materially adversely affect the interest of the Holders for one or more of the following purposes:

              (a) to grant to or confer upon the Trustee for the benefit of the Holders and the Credit Issuer, if any, any additional rights, remedies, powers or authority that may lawfully be granted to or conferred upon the Holders or the Trustee;

              (b) to grant or pledge to the Trustee for the benefit of Holders and such Credit Issuer, if any, any additional security other than that granted or pledged under this Indenture; provided that no additional security shall be granted or pledged to the Trustee for the benefit of such Credit Issuer unless such Credit Issuer agrees that the Trustee shall hold such security in trust for the equal or ratable benefit of such Credit Issuer, on the one hand, and the Holders, on the other hand;

              (c) to modify, amend or supplement this Indenture or any indenture supplemental hereto in such manner as to permit the qualification thereof under the Trust Indenture Act of 1939 or any similar federal statute then in effect or to permit the qualification of the Bonds for sale under the securities laws of any of the states of the United States;

              (d) to appoint a successor Trustee, separate trustees or co-trustees in the manner provided in Article VII hereof;

              (e) to modify, amend or supplement this Indenture for the purpose of obtaining or retaining a rating on the Bonds from a Rating Agency;

              (f) to modify, amend or supplement this Indenture to provide that the Bonds will be registered under a Book Entry System and to facilitate the registration of the Bonds under such a system;

              (g) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture that may be defective or inconsistent with any provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture which shall not materially adversely affect the interest of the Holders or such Credit Issuer, if any;

              (h) to modify, amend or supplement this Indenture to permit the Paying Agent, the Tender Agent or the Registrar to assume any administrative duties of the Trustee hereunder (except any duties of the Trustee with respect to the acceptance, modification, reduction or release of or drawing on, any Credit Facility) or for the Trustee to assume any administrative duties of the Paying Agent or the Registrar hereunder;

              (i) to make any change herein necessary, in the opinion of Bond Counsel, to maintain the exclusion from gross income for federal income tax purposes of the interest on any Outstanding Bonds; and

              (j) to make any change to the administrative provisions hereof, to accommodate the provisions of an Alternate Credit Facility.

              When requested by the Issuer, and if all conditions precedent under this Indenture have been met, the Trustee shall join the Issuer in the execution of any such supplemental indenture unless it imposes additional obligations on the Trustee or adversely affects the Trustee's rights and immunities under this Indenture or otherwise. A copy of all such supplemental indentures shall be promptly furnished to the Credit Issuer and the Paying Agent, and the Tender Agent and the Registrar shall be promptly advised of any modifications of their rights, duties and obligations hereunder.

              The Trustee shall file copies of all such supplemental indentures with the Company and, if the Bonds are rated by a Rating Agency, shall forward copies of all such supplemental indentures to such Rating Agency.

              Section 8.2. Amendments to Indenture: Consent of Holders, the Credit Issuer and the Company. Exclusive of supplemental indentures covered by
Section 8.1 and subject to the terms and provisions contained in this Section 8.2, and not otherwise, the Holders of a majority in aggregate principal amount of the Bonds then Outstanding and affected by such indenture or indentures supplemental hereto, with the consent of the Credit Issuer, if any, shall have the right, from time to time, anything contained in this Indenture to the contrary notwithstanding, to consent to and direct the execution by the Trustee of such other indenture or indentures supplemental hereto as shall be consented to by the Issuer in its sole discretion for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained in this Indenture or in any supplemental indenture; provided, however, that nothing contained in this Section shall permit, or be construed as permitting, without the consent of the Holders of all Outstanding Bonds, (a) an extension of the maturity of the principal of, or the mandatory redemption date of, or interest on, any Bond, or (b) a reduction in the principal amount of, or the premium or the rate of interest on, any Bond, (c) a preference or priority of any Bond or Bonds over any other Bond or Bonds, (d) the creation of a lien prior to the lien of this Indenture, (e) a reduction in the aggregate principal amount of the Bonds required for any consent to any supplemental indenture, or (f) a modification or change in the duties of the Trustee hereunder without the consent of the Trustee. The giving of notice to and consent of the Holders to any such proposed supplemental indenture shall be obtained pursuant to Section 8.6.

              Anything herein to the contrary notwithstanding, a supplemental indenture, amendment or other document described under this Article VIII that affects any rights or obligations of the

Company shall not become effective unless and until the Company shall have consented to the execution of such supplemental indenture, amendment or other document.

              The Trustee shall file copies of all such supplemental indentures with the Company and, if the Bonds are rated by a Rating Agency, shall furnish copies of all such supplemental indentures to such Rating Agency.

              Section 8.3. Amendments to to the Agreement Not Requiring Consent of Holders. The Issuer shall not cause any amendment, modification, supplement, waiver or consent with respect to the Agreement without the prior written consent of the Trustee. The Issuer may, with the consent of the Credit Issuer, if any, but without the consent of or notice to any of the Holders, enter into or permit (and the Trustee shall consent to) any amendment of the Agreement acceptable to the Company as may be required (i) for the purpose of curing any ambiguity or formal defect or omission that shall not adversely affect the interest of the Holders, (ii) to grant or pledge to the Issuer or Trustee, for the benefit of the Holders or the Credit Issuer, if any, any additional security, (iii) to modify, amend or supplement the Agreement for the purpose of obtaining or retaining a rating on the Bonds from a Rating Agency, (iv) to make any change therein necessary, in the Opinion of Bond Counsel, to maintain the exclusion from gross income for federal income tax purposes of interest on any outstanding Bonds or (v) in connection with any other change therein which, in the judgment of the Trustee acting in reliance upon an opinion of Counsel, is not materially prejudicial to the interests of the Trustee and the Holders of the Bonds.

              The Issuer and the Company shall file copies of any such amendments to the Agreement with the Trustee and, if the Bonds are rated by a Rating Agency, the Trustee shall furnish copies of such amendments to such Rating Agency.

              Section 8.4. Amendments to the Agreement Requiring Consent of Holders and the Credit Issuer. Except as provided in Section 8.3 hereof, the Issuer shall not enter into, and the Trustee shall not consent to, any other modification or amendment of the Agreement, nor shall any such modification or amendment become effective, without the consent of the Credit Issuer, if any, and the consent of the Holders of a majority in aggregate principal amount of the Bonds at the time Outstanding, such consent to be obtained in accordance with Section 8.6. No such amendment may, without the consent of the Holders of all the Outstanding Bonds, reduce the amounts or delay the times of payment of Repayments under the Agreement.

              The Issuer and the Company shall file copies of all such amendments to the Agreement with the Trustee and, if the Bonds are rated by a Rating Agency, the Trustee shall furnish copies of such amendments to such Rating Agency.

              Section 8.5. Amendments, Changes and Modifications to the Credit Facility. Except as otherwise provided in the Agreement or in this Indenture, subsequent to the initial issuance of the Bonds and prior to payment of the Bonds in full (or provision for the payment thereof having been made in accordance with the provisions of this Indenture), no Credit Facility may be effectively amended, changed or modified without the prior written consent of the Trustee and the Paying Agent. The Trustee may, without the consent of the Holders of the Bonds, consent to any amendment of the Credit Facility as may be required to extend the term thereof or for purposes of curing any ambiguity, formal defect or omission or obtaining or retaining a rating on the Bonds from a Rating Agency that, in the Trustee's and the Paying Agent's judgment, does not prejudice in any material respect the interests of the Holders. Except for such amendments, and as otherwise provided herein, the Credit Facility may be amended only with the consent of the Issuer, the Trustee and the Holders of a majority in aggregate principal amount of outstanding Bonds, except that no such amendment may be made that would reduce the amounts required to be paid thereunder, change the time for payment of such amounts or accelerate the expiration date of the Credit Facility without the written consent of the Holders of all Outstanding Bonds. The foregoing shall not limit the Trustee's obligation to send notice to the Credit Issuer to reduce amounts available to be drawn under a currently effective Credit Facility under the circumstances set forth therein.

              The Trustee shall file copies of all such amendments, changes or modifications with the Rating Agency, if any, rating the Bonds.

              Section 8.6. Notice to And Consent of Holders. If consent of the Holders is required under the terms of this Indenture for the amendment of this Indenture, the Agreement or the Credit Facility or for any other similar purpose, the Trustee shall cause notice of the proposed execution of the amendment or supplemental indenture to be given by first-class mail, postage prepaid, to the Holders of the Outstanding Bonds then shown on the Register. Such notice shall briefly set forth the nature of the proposed amendment, supplemental indenture or other action and shall state that copies of any such amendment, supplemental indenture or other document are on file at the principal office of the Trustee for inspection by all Holders. If, within sixty (60) days or such longer period as shall be prescribed by the Trustee following the mailing of such notice, the Holders of a majority or all, as the case may be, of the principal amount of the Bonds Outstanding by instruments filed with the Trustee shall have consented to the amendment, supplemental indenture or other proposed action, then the Trustee may execute such amendment, supplemental indenture or other document or take such proposed action and the consent of the Holders shall thereby be conclusively presumed.

                                   ARTICLE IX

                                  MISCELLANEOUS

              Section 9.1. Right of Trustee to Pay Taxes and Other Charges. In case any tax, assessment or governmental or other charge upon any part of the Project is not paid as required, the Trustee may and, upon direction of Holders owning a majority of the principal amount of the Outstanding Bonds, shall, subject to any indemnity required pursuant to Section 7.1(h) of this Indenture, pay such tax, assessment or governmental or other charge, without prejudice, however, to any rights of the Trustee hereunder arising in consequence of such failure; and any amount at any time so paid under this Section, with interest thereon from the date of payment until paid at the greater of the rate of interest borne by the Bonds or the per annum rate of interest announced from time to time by the bank serving as Trustee as its "prime rate", shall become so much additional indebtedness secured by this Indenture, shall be given a preference in payment over the Bonds, and shall be paid out of the Security (other than from funds obtained from the Credit Facility).

              Section 9.2. Limitation of Rights. With the exception of rights herein expressly conferred, nothing expressed or mentioned in or to be implied from this Indenture or the Bonds is intended or shall be construed to give to any Person other than the parties hereto, the Holders, the Credit Issuer and the Company any legal or equitable right, remedy or claim under or in respect to this Indenture or any covenants, conditions and provisions herein contained; this Indenture and all of the covenants, conditions and provisions herein being intended to be and being for the sole and exclusive benefit of the parties hereto, the Holders, the Credit Issuer and the Company as herein provided.

              Section 9.3. Severability. If any provision of this Indenture is held to be in conflict with any applicable statute or rule of law or is otherwise held to be unenforceable for any reason whatsoever, such circumstances shall not have the effect of rendering the other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

              The invalidity of any one or more phrases, sentences, clauses or sections of this Indenture, shall not affect the remaining portions of this Indenture or any part thereof.

              Section 9.4. Notices. Except as otherwise provided herein, it shall be sufficient service or giving of any notice, request, complaint, demand or other paper if the same shall be duly mailed by registered or certified mail, postage prepaid, addressed as set forth below to the Issuer, the Trustee, the Company, the Remarketing Agent, the Paying Agent, the Tender Agent, the Credit Issuer, if any, or to any other Person set forth therein; such notice shall be deemed given on the date of service by hand delivery or on the postmark date if mailed to the party receiving notice. The Issuer, the Company, any Credit Issuer, the Trustee, the Tender Agent, the Remarketing Agent and the Paying Agent by notice given hereunder, may designate any different addresses to which subsequent notices, certificates or other communications shall be sent.

       To the Issuer:          Iowa Finance Authority
                               100 E. Grand, Suite 250
                               Des Moines, Iowa 50309
                               Attention: Chief Financial Officer

       with a copy to:         Dorsey & Whitney P.L.L.P.
                               801 Grand, Suite 3900
                               Des Moines, Iowa 50309
                               Attention: Jeffrey M. Hurlburt

       To the Trustee:         First-Citizens Bank & Trust Company
                               2917 Highwoods Boulevard
                               Raleigh, North Carolina 27604
                               Attention: Corporate Trust Department

       To the Company:         Dixie Bedding Company
                               1931 Freeman Mill Road
                               P.O. Box 5386
                               Greensboro, NC 27435
                               Attention: Treasurer

       With a copy to:         Davis, Hockenberg, Wine, Brown, Koehn &
                               Shors, P.C.
                               The Financial Center, Suite 2500
                               666 Walnut Street
                               Des Moines, Iowa 50309-3993
                               Attention: Nicholas H. Roby

       To the Credit
       Issuer:                 Wachovia Bank of North Carolina, National
                               Association
                               301 North Main Street
                               Winston-Salem, North Carolina 27150
                               Attention: International Department

       With a copy to:         Wachovia Bank of North Carolina, National
                               Association
                               P.O. Box 21048 (27420)
                               230 N. Elm Street (27401)
                               Greensboro, North Carolina
                               Attention: Mr. Howell D. Nelson
                                          Vice President

       To the Remarket-
       ing Agent:              Wachovia Bank of Georgia,
                               National Association
                               Post Office Box 4148 (30302)
                               191 Peachtree Street, N.E. (30303)
                               Atlanta, Georgia
                               Attention: Bond & Money Market Group/
                                          Money Market Desk

       To the Paying Agent:    Wachovia Bank of North Carolina,
                               National Association
                               301 North Main Street

                               Winston-Salem, North Carolina 27150
                               Attention: Bond and Money Market Group/
                                          Bond Operations

       To the Tender           Wachovia Bank of North Carolina,
       Agent:                  National Association
                               301 North Main Street
                               Winston-Salem, North Carolina 27150
                               Attention: Bond and Money Market Group/
                                          Money Market Desk

       To the Rating           Moody's Investors Service
       Agency (if the          Corporate Department, Structured
       Bonds are rated           Finance Group
       by Moody's)             99 Church Street
                               New York, New York 10007

              Section 9.5. Payments Due on Non-Business Days. In any case where the date of maturity of interest on or premium, if any, or principal of the Bonds or the date fixed for redemption of any Bonds shall not be a Business Day, then payment of such interest, premium or principal need not be made on such date but shall be made on the next succeeding Business Day, with the same force and effect as if made on the date of maturity or the date fixed for redemption, and, in the case of such payment, no interest shall accrue for the period from and after such date.

              Section 9.6. Binding Effect. This instrument shall inure to the benefit of and shall be binding upon the Issuer and the Trustee and their respective successors and assigns, subject, however, to the limitations contained in this Indenture.

              Section 9.7. Captions. The captions or headings in this Indenture are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Indenture.

              Section 9.8. Governing Law. This Indenture shall be governed by and interpreted in accordance with the laws of the State.

              Section 9.9. Limited Liability of Issuer. Notwithstanding anything to the contrary, any liability for payment of money and any other liability or obligation which the Issuer may incur under the Bonds, this Indenture, the Agreement or the Placement Agreement shall not constitute a general obligation of the Issuer but shall constitute limited obligations of the Issuer payable solely from and enforced only against the Security.

              Section 9.10. Notices to Rating Agency. If the Bonds are rated by a Rating Agency, the Trustee shall provide written notice to such Rating Agency with respect to (i) the appointment of any successor Trustee, Remarketing Agent, Paying Agent or Tender Agent, (ii) the appointment of any agent by the Trustee to perform any material duties of the Trustee under this Indenture, (iii) the expiration, termination or extension (other than an automatic extension) of any Credit Facility, (iv) any Fixed Rate Conversion Date or any conversion to a Semiannual Rate or a Long Term Rate, (v) any material amendment or supplement to this Indenture, the Credit Facility, the Credit Agreement, the Remarketing Agreement or the Tender Agent Agreement, and (vi) the payment in full of all of the Bonds. Failure of the Trustee to provide any such notice shall not have any effect on the occurrence of such event.

              Section 9.11. Execution in Counterparts. This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

              IN WITNESS WHEREOF, the Issuer has caused this Indenture to be executed in its name and on its behalf by its Chairman or Vice Chairman and its seal affixed and attested by its Secretary and the Trustee has caused this Indenture to be executed, sealed and attested in its name by its duly authorized officers, all as of the day and year first above written.

                                           IOWA FINANCE AUTHORITY

(SEAL)                                     By: /S/ James W. Balmer
                                               -------------------
                                           Title: Chairman

ATTEST:

/S/
-----------------------------
Ted R. Chapler, Secretary

                                           FIRST-CITIZENS BANK TRUST COMPANY,
                                           AS TRUSTEE

(SEAL)                                     By: /S/
                                              ------------------------------
                                           Its: Assistant Vice President

ATTEST:

 /S/
------------------------------
Title: Assistant Secretary

                            ACKNOWLEDGMENT OF ISSUER

STATE OF IOWA

COUNTY OF POLK

              Personally appeared before me, the undersigned authority in and for the jurisdiction aforesaid, the within named James W. Balmer and Ted R. Chapler, who acknowledged to me that they are Chairman and Secretary, respectively, of the Iowa Finance Authority (the "Issuer"), and that for and on behalf of the Issuer and as its act and deed, they signed, sealed and delivered the above and foregoing instrument on the day and in the year therein mentioned, they being first duly authorized so to do by the Issuer.

              GIVEN under my hand and official seal this, the 8th day of March, 1995.

                                                /S/
                                             -----------------------------------
                                             NOTARY PUBLIC

                                             My Commission Expires:

                                             January 15, 1998